6:
As filed with the Securities and Exchange Commission on March 30, 2004.
Registration No. 333-109466
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Pre-Effective Amendment No. 1 to
FORM S-1
Registration Statement under The Securities Act of 1933

Air-Q Wi-Fi Corporation
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	7389	01-0623010
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808 (225) 923-1034
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office)

David Loflin, President	Air-Q Wi-Fi Corporation
5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(225) 923-1034
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:	Eric Newlan, Esq. NEWLAN & NEWLAN 819 Office Park Circle Lewisville, Texas 75057 972-353-3880
Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

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CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.001 par value	8,331,000 issued shares	$2.11(3)	$17,578,410	$1,422.09*
103,500 issued shares	$3.25(4)	336,375	27.21
3,500,000 unissued shares	$.20(5)	700,000	56.63*
3,500,000 unissued shares	$.30(6)	1,050,000	84.95*
3,500,000 unissued shares	$.40(7)	1,400,000	113.26*
3,500,000 unissued shares	$.50(8)	1,750,000	141.58*
Total	22,434,500 shares	$22,814,785	$1,845.72
*	Paid previously.
(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement covers such additional indeterminate shares of Common Stock as may be issued by reason of adjustments in the number of shares of Common Stock pursuant to anti-dilution provisions contained in various Common Stock Purchase Warrants. Because such additional shares of Common Stock will, if issued, be issued for no additional consideration, no registration fee is required.

(2)

All shares being registered will be offered and sold by selling shareholders. All of the shares noted as being "issued" have, as of the date hereof, been issued to the selling shareholders. All of the shares noted as being "unissued" underlie currently outstanding and exercisable warrants.

(3)

Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the closing price reported on the OTC Bulletin Board on September 30, 2003, $2.11 per share.

(4)

Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the closing price reported on the OTC Bulletin Board on March 26, 2004, $3.25 per share.

(5)	Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.20 per share.
(6)	Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.30 per share.
(7)	Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.40 per share.
(8)	Shares issuable upon exercise of common stock purchase warrants. Pursuant to Rule 457(g) the fee is based upon the Warrant exercise price of $.50 per share.

Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

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SUBJECT TO COMPLETION, DATED MARCH 29, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Up to 22,434,500 Shares Air-Q Wi-Fi Corporation
Common Stock $.001 par value

This prospectus relates to 22,434,500 shares of our common stock offered for sale by persons other than Air-Q W-Fi Corporation, who are referred to as the selling shareholders. 8,434,500 of these shares have been issued by us, and 14,000,000 of these shares will be issued by us upon exercise of common stock purchase warrants. We are paying all of the expenses of this offering.

Our common stock is listed on the OTC Bulletin Board under the symbol “AQWF”. On March 26, 2004, the last reported sale price of our common stock, as reported by the OTC Bulletin Board, was $3.25 per share.

Investing in our common stock involves risk. Please see “Risk Factors”, beginning on page 3, for an explanation of some of these risks.

The selling shareholders are “underwriters” within the meaning of the Securities Act of 1933, as amended. Any broker executing sell orders on behalf of a selling shareholder may be deemed to be an “underwriter” of this offering.

Neither the Securities and Exchange Commission nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______________, 2004

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TABLE OF CONTENTS
Page	Page
Summary	Management
The Offering	Certain Transactions
Risk Factors	Principal Shareholders
Special Note Regarding Forward-Looking Statements	Litigation
Dilution	Plan of Distribution
Use of Proceeds	Selling Shareholders
Trading and Market Prices	Description of Capital Stock
Dividends	Legal Matters
Capitalization	Experts
Selected Financial Data	About This Prospectus
Management’s Discussion and Analysis of Financial Condition and Results of Operations	Where You Can Find More Information
Business	Index to Financial Statements

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

SUMMARY

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing in the back of this prospectus. You should carefully consider, among other things, the matters discussed in “Risk Factors.”

Our Business

We are a start-up business. Our management has committed all available current and future capital and other resources to expanding our “Wi-Fi” (wireless fidelity) Internet access services (these proprietary products are referred to as our Wi-Fi services). We currently provide our Wi-Fi services to a small number of customers in Baton Rouge, Louisiana, and Phoenix, Arizona.

Our business is subject to numerous risks, which are highlighted in the section entitled “Risk Factors” beginning on this page. In particular, we have never had significant revenues nor earned a profit, and we can be expected to incur significant operating losses for the foreseeable future.

Corporate Information

Air-Q Wi-Fi Corporation was organized as a Delaware corporation in January 1988, under the name Oliver Owen Corporation. Our named changed to Spartan Oil Corporation in 1989 and to HomeGate Corporation in 2000. In 2003, we again changed our name to Covenant Financial Corporation. In conjunction with a change-in-control transaction occurring in June 2003, we changed our name from Covenant Financial Corporation to Air-Q Wi-Fi Corporation. Our principal office is located at 5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808. Our telephone number is (225) 923-1034; our fax number is (225) 923-1036. Our web site address is www.air-q.com. Information on, or that can be accessed through, our web site is not a part of this prospectus.

THE OFFERING

The selling shareholders are offering for sale their respective shares of selling shareholder stock, as described under “Plan of Distribution” and “Selling Shareholders”, beginning on pages ___ and ___, respectively.

Common Stock offered by Selling Shareholders(1):	Up to 22,434,500 shares(2)
Common Stock Outstanding Prior to this Offering:	20,396,704 shares
Common Stock Outstanding After this Offering:	44,896,704 shares(3)
OTC Bulletin Board Trading Symbol:	AQWF
(1) Specific information concerning each of the selling shareholders and the securities offered by them is included under “Selling Shareholders” on page ___.

(2) 8,434,500 of these shares are currently issued and outstanding and will be offered and sold by the selling shareholders; and 14,000,000 of these shares may be purchased from us upon the exercise of outstanding warrants and thereafter offered and sold by the selling shareholders.

(3) Assumes the exercise of all 24,500,000 currently issued and exercisable warrants.

RISK FACTORS

You should carefully consider the risks described below before you decide to buy our common stock. If any of the following risks occur, our business, financial condition or results of operations would likely suffer. In such case, the trading price of our common stock could decline, and you could lose all or part of your investment.

Risks Relating to Our Business and This Offering
Because we have a short operating history, there is a limited amount of information about us upon which you can evaluate our business and potential for future success.

We have only a limited operating history upon which you can evaluate our full business and prospects. You must consider the risks and uncertainties frequently encountered by early-stage companies in new and rapidly evolving markets, such as the market for Wi-Fi “hotspot” Internet access services.

We may be unable to obtain sufficient capital to sustain our business or pursue our growth strategy.

Currently, we do not have sufficient financial resources to pursue aggressively our business objectives. There is no assurance that we will be able to generate revenues that are sufficient to sustain our operations, nor can we assure you that we will be able to obtain additional sources of financing in order to satisfy our working capital needs. Should needed financing be unavailable or prohibitively expensive when we require it, it is possible that we would be forced to cease operations.

Our future operating results may vary from period to period, and, as a result, we may fail to meet the expectations of our investors and analysts, which could cause our stock price to fluctuate or decline and inhibit our ability to obtain funds.

Our revenues and results of operations are expected to fluctuate as we make financial commitments to facilitate expected growth. The following factors will influence our operating results:
-	access to funds for capital expenditures, including Wi-Fi equipment purchases;
-	market acceptance of our Wi-Fi services;
-	the rates of new Wi-Fi services subscriber acquisition and retention;
-	changes in our pricing policies or those of our competitors; and
-	potential competition from large, well-funded national telecommunications companies.

Our future personnel costs, marketing programs and overhead cannot be adjusted quickly and are, therefore, relatively fixed in the short term. Our operating expense levels will be based, in part, on our expectations of future revenue. If actual revenues are below our expectations, our results of operations will suffer and we could be forced to cease operations.

Period-to-period comparisons of our results of operations will likely not provide reliable indications of our future performance.
Price fluctuations of our common stock could negatively impact our ability to obtain needed capital.
If we fail to address the Internet industry’s evolving standards and rapid technological changes, our business could be harmed.

The Internet access market is constantly evolving, due primarily to technological innovations, as well as evolving industry standards, changes in subscriber needs and frequent new service and product introductions. New services and products based on new technologies or new industry standards expose us to risks of equipment obsolescence. We must use leading technologies effectively, continue to develop our technical expertise and enhance our existing services on a timely basis to remain competitive in this industry. We cannot assure you that we will be able to do so.

Our ability to compete successfully in our markets also depends on the continued compatibility of our services with products and systems utilized and sold by various third parties. Our failure to do so could cause us to lose a competitive position in our markets, thereby causing harm to our business.

Our Wi-Fi services are new and consumer acceptance may not be achieved.

Our Wi-Fi services are new and do not enjoy wide-spread name recognition among consumers. If we are unable to achieve consumer acceptance of our services, it is unlikely that we would be able to earn a profit.

If our security measures are breached and unauthorized access is obtained to a customer’s internal network, our services may be perceived as not being secure and customers may curtail or stop using our services.

It is imperative that the data transfers of our customers be secure. Important to our ability to attract and retain customers is our network security, that is, the authentication of the end user’s credentials. These measures are designed to protect against unauthorized access to our customers’ networks. Because techniques used to obtain unauthorized access or to sabotage networks change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures against unauthorized access or sabotage. If an actual or perceived breach of network security occurs, regardless of whether the breach is attributable to our services, the market perception of the effectiveness of our security measures could be harmed. We have not experienced any significant security breaches to our network.

We face strong competition in our market, which could make it difficult for us to succeed.

We compete for customers primarily with facilities-based carriers, as well as with other non-facilities-based network operators. Some of our competitors have substantially greater resources, larger customer bases, longer operating histories and greater name recognition than we have. In addition, we face the following challenges from our competitors:

-

Price. Because many of our competitors own and operate physical networks, there is very little incremental cost for them to provide additional Internet connections. Should we be forced to lower our prices to compete, we would likely suffer a reduction in revenues.

-

Additional Services. Some of our competitors provide services that we do not, such as local exchange and long distance services and voicemail services. Potential customers that desire these services may choose to obtain their Internet access services from the competitor that provides these additional services.

-

Other Business Relationships. Potential customers may be motivated to purchase their Internet access services from a competitor in order to maintain or enhance their respective business relationships with that competitor.

Our customers require a high degree of reliability in our services and, if we cannot meet their expectations, demand for our services will decline.

Any failure to provide reliable Internet access or a satisfactory experience for our customers, whether or not caused by our own failure, could reduce demand for our services. We have only recently opened our Wi-Fi network to customers and have yet to experience any negative customer response.

If wireless Internet access demand does not continue to expand, we may experience a shortfall in revenues or earnings or otherwise fail to meet public market expectations.

The growth of our business is dependent, in part, upon the increased use of Wi-Fi Internet access services and our ability to capture a higher proportion of this market. If the demand for Wi-Fi services does not continue to grow, then we may not be able to expand our business, achieve and maintain profitability or meet public market expectations. We believe increased usage of Wi-Fi services depends on numerous factors, including:

-	the willingness of potential customers to make technology expenditures;
-	the availability of security products necessary to ensure data privacy over the public networks;
-	the quality, cost and functionality of Wi-Fi services and competing services;
-	the increased adoption of wired and wireless broadband Internet access methods; and
-	the proliferation of electronic wireless devices and associated software applications.
We could fail to overcome the severe competition for Internet access customers, which would impair our ability to earn a profit and cause our overall financial condition to deteriorate.

The market for Internet access services is extremely competitive and highly fragmented. As there are no significant barriers to entry, we expect that competition will intensify over time. Our competitors include many large, nationally-known companies, such as America Online. These and other companies possess greater resources, particularly access to capital sources, market presence and brand name recognition than do we. In addition, we will face competition from other wireless Internet access providers and larger, national cellular telephone service providers. If we are unable to overcome this severe competition, we do not expect that we would earn a profit and our overall financial condition would decline.

The telecommunications industry has recently experienced a dramatic decline, which may cause consolidation among network service providers and impair our ability to provide reliable, redundant service coverage and negotiate favorable network access terms.

The telecommunications industry has recently experienced dramatic technological change and increased competition that have led to significant declines in network access pricing. Further, the revenues of network service providers have declined as a result of the general economic slowdown. As a result, network service providers have experienced operating difficulties in the last several years, resulting in poor operating results and a number of these providers declaring bankruptcy. If these conditions continue, some of these service providers may consolidate or otherwise cease operations, which would reduce the number of network service providers from which we would be able to obtain network access. To the extent this were to occur, while we would still be able to maintain operations and our Wi-Fi services with a small number of network service providers, we would potentially not be able to provide sufficient alternative access points in some geographic areas, which could diminish our ability to provide broad, reliable, redundant coverage. Further, our ability to negotiate favorable access rates from network service providers could be impaired, which could increase our network access expenses and harm our operating results.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in operations, which could place a significant strain on our operations, in general, and development of services, our internal controls and other managerial, operating and financial resources, in particular. If we do not manage future expansion effectively, our business will be harmed. To manage any future expansion effectively, we will need to improve our operational and financial systems and managerial controls and procedures, which include the following:

-	managing our research and development efforts for new and evolving technologies;
-	expanding the capacity and performance of our network infrastructure;
-	developing our administrative, accounting and management information systems and controls; and
-	effectively maintaining coordination among our various departments.
Litigation arising out of intellectual property infringement could be expensive and disrupt our business.

We cannot be certain that our products do not, or will not, infringe upon patents, trademarks, copyrights or other intellectual property rights held by third parties, or that other parties will not assert infringement claims against us. From time to time, we may be involved in disputes with these third parties. Any claim of infringement of proprietary rights of others, even if ultimately decided in our favor, could result in substantial costs and diversion of our resources. Successful claims against us may result in an injunction or substantial monetary liability, which could, in either case, significantly impact our results of operations or materially disrupt the conduct of our business. If we are enjoined from using a technology, we will need to obtain a license to use the technology, but licenses to third-party technology may not be available to us at a reasonable cost, or at all.

We depend on our key personnel; the loss of any key personnel could disrupt our operations, adversely affect our business and result in reduced revenues.

Our future success will depend on the continued services and on the performance of our senior management, particularly our president, David Loflin, and, as we grow, other key employees. We have entered into employment agreements with both of our officers. The loss of their services for any reason could seriously impair our ability to execute our business plan, which could reduce our revenues and have a materially adverse effect on our business and results of operations. We have not purchased any key-man life insurance.

Our directors and executive officers own enough of our common stock effectively to control directors’ elections and thereby control our management policies.

Our directors and executive officers own, directly and indirectly, approximately 45% of our currently outstanding common stock. These shareholders may be able effectively to control the outcome of corporate actions requiring shareholder approval by majority action. Their stock ownership may have the effect of delaying, deferring or preventing a change in control of Air-Q Wi-Fi Corporation.

Our business plan is not based on independent market studies, so we cannot assure you that our strategy will be successful.

We have not commissioned any independent market studies concerning the extent to which customers will utilize our Wi-Fi services. Rather, our plans for implementing our business strategy and achieving profitability are based on the experience, judgment and assumptions of our key management personnel, and upon other available information concerning the communications industry. If our management’s assumptions prove to be incorrect, we will not be successful in establishing our Wi-Fi services business.

We may not be able to protect our intellectual property rights, which could dramatically reduce our ability to earn a profit.

We currently rely on common law principles for the protection of our copyrights and trademarks and trade secret laws to protect our proprietary intellectual property rights. We do not intend to file patent applications relating to our Wi-Fi system. We have not yet filed trademark applications relating to the “Air-Q Wi-Fi” and “Q-Spot” brand names.

Without patent or trademark protection, the existing trade secret and copyright laws afford us only limited protection. Third parties may attempt to disclose, obtain or use our technologies. Others may independently develop and obtain patents or copyrights for technologies that are similar or superior to our technologies. If that happens, we may need to license these technologies and we may not be able to obtain licenses on reasonable terms, if at all, thereby causing great harm to our business.

Concentration of ownership of our common stock may prevent new investors from influencing significant corporate decisions.

Prior to and following this offering, our directors, entities affiliated with our directors and our executive officers will beneficially own a significant percentage of our outstanding common stock. Assuming the exercise of all outstanding warrants, after this offering, these persons and entities will own approximately 20% of our then-outstanding common stock. These shareholders, as a group, may be able to control our management and our affairs. Acting together, they could control most matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. The concentration of ownership may also delay or prevent a change of control of Air-Q Wi-Fi Corporation at a premium price, if these shareholders oppose it. See the “Principal Shareholders” section for details regarding our stock ownership and how beneficial ownership is calculated.

Anti-takeover provisions in our corporate documents may discourage or prevent a takeover.

Provisions in our restated certificate of incorporation and bylaws may have the effect of delaying or preventing an acquisition or merger in which we are acquired or a transaction that changes our board of directors. Specifically, these provisions:

-	authorize the board to issue preferred stock without shareholder approval;
-	prohibit cumulative voting in the election of directors;
-	limit the persons who may call special meetings of shareholders; and
-	establish advance notice requirements for nominations for the election of the board of directors or for proposing matters that can be acted on by shareholders at shareholder meetings.

In addition, we are governed by the provisions of Section 203 of the Delaware General Corporation Law. These provisions may prohibit large shareholders, in particular those owning 15% or more of the outstanding voting stock, from consummating a merger or combination to which we are a party. These provisions could limit the price that investors might be willing to pay in the future for our common stock. See “Description of Capital Stock” for a further discussion of these provisions.

A large number of shares may be sold in the market in connection with this offering, which may depress the market price of our common stock.

You can expect that sales of a substantial number of shares of our common stock in this offering will occur. These sales, or the perception that these sales could occur, could cause the market price of our common stock to decline. Assuming the exercise of all of our outstanding warrants, approximately 45% of our outstanding shares of common stock will be tradable in the public markets upon commencement of this offering. In addition, a large majority of the remaining shares of our common stock will be eligible for sale in the public markets beginning in June 2004, under Rule 144 of the SEC.

You will suffer substantial dilution in the net tangible book value of the common stock you purchase.

You will suffer substantial and immediate dilution, due to the lower book value per share of our common stock compared to the purchase price per share of our common stock. We cannot predict your actual dilution.

The market price of our common stock will continue to be extremely volatile, and it may drop unexpectedly.

The stock market in general, and the market for technology-related stocks in particular, has recently experienced dramatic declines and fluctuations that have often been unrelated to the operating performance of companies. If market-based or industry-based volatility continues, the trading price of our common stock could decline significantly independent of our actual operating performance, and you could lose all or a substantial part of your investment. The market price of our common stock could fluctuate significantly as a result of several factors, including:

-	actual or anticipated variations in our results of operations;
-	announcements of innovations, new services or significant price reductions by us or our competitors;
-	announcements by us or our competitors of significant contracts or acquisitions;
-	our failure to meet the performance estimates of investment research analysts;
-	changes in financial estimates by investment research analysts; and
-	general economic and market conditions.
Our common stock is a “penny stock”.

Our common stock is quoted on the NASDAQ’s OTC Bulletin Board and is considered a “penny stock”, as long as it trades below $5.00 per share. Broker-dealer practices in connection with transactions in penny stocks are regulated by penny stock rules adopted by the SEC. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure statement prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, as well as the monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.

These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that is subject to the penny stock rules. In this regard, it can be expected that investors in our common stock may find it more difficult to profit on their investments in our common stock.

Risks Relating to Our Industry
Financial, political or economic conditions could adversely affect our revenues.

Our revenues and profitability depend on the overall demand for Internet access services. Further acts of terrorism, such as occurred on September 11, 2001, international hostilities or other future financial, political, economic and other uncertainties could lead to a reduction in the use of our Wi-Fi services, thereby reducing our revenues.

Government regulation of, and legal uncertainties regarding, the Internet could harm our business.

Internet-based communication services generally are not subject to federal fees or taxes imposed to support programs such as universal telephone service. Changes in the rules or regulations of the U.S. Federal Communications Commission or in applicable federal communications laws relating to the imposition of these fees or taxes could result in significant new operating expenses for us, and could negatively impact our business. Any new law or regulation pertaining to Internet-based communication services, or changes to the application or interpretation of existing laws, could decrease the demand for our services, increase our cost of doing business or otherwise harm our business. It is possible that there will be an increase in the number of laws and regulations pertaining to the Internet. These laws or regulations may relate to taxation and the quality of products and services. Furthermore, the applicability to the Internet of existing laws governing intellectual property ownership and infringement, taxation, encryption, obscenity, libel, employment, personal privacy, export or import matters and other issues is uncertain and developing and we are not certain how the possible application of these laws may affect us. Some of these laws may not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address these issues could create uncertainty in the Internet market, which could reduce demand for our services, increase our operating expenses or increase our litigation costs.

Security concerns may delay the widespread adoption of the Internet by potential business customers, which would reduce demand for our Wi-Fi services.

The Internet is a public network and information is sent over this network from many sources. Advances in computer capabilities, new discoveries in the field of code breaking or other developments could result in compromised security on our network or the networks of others. Security and authentication concerns with respect to the transmission over the Internet of confidential information, such as corporate access passwords and the ability of hackers to penetrate online security systems, may reduce the demand for our services. Further, new access methods, devices, applications and operating systems have also introduced additional vulnerabilities which have been actively exploited by hackers. Any well-publicized compromises of confidential information may reduce demand for Internet-based communications, including our Wi-Fi services.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including particularly in the sections entitled “Prospectus Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus.

DILUTION
As of December 31, 2003, we had a total of 20,271,704 shares of common stock outstanding and a net tangible book value of $003 per share.

A purchase of our common stock will result in substantial and immediate dilution in your investment. Dilution is the reduction of a purchaser’s investment measured by the difference between the price paid per share of common stock and the net tangible book value per share at the time of purchase.

The following table depicts the potential dilution to purchasers of our common stock, without taking into account any other changes in our net tangible book value since December 31, 2003, assuming various purchase prices:

Public Offering Price Per Share	Net Tangible Book Value Per Share At Time of Offering	Dilution per Share to Purchasers
$2.00	$.003	$1.997
$3.00	$.003	$2.997
$5.00	$.003	$4.997
$6.00	$.003	$5.997
$7.00	$.003	$6.997
You will incur substantial dilution when you purchase our common stock. However, because the market price of our common stock fluctuates, we cannot predict the actual dilution you will incur.

USE OF PROCEEDS
We will not receive any of the proceeds of sales of our common stock by the selling shareholders.

Should all of our outstanding warrants be exercised, we would receive cash proceeds of approximately $8,400,000. The funds received from the exercise of warrants would be used to purchase Wi-Fi equipment, to deploy “Q-Spots”, for marketing and for working capital.

TRADING AND MARKET PRICES

Beginning on June 30, 2003, our common stock began to be quoted on the OTC Bulletin Board, under the symbol “AQWF”. Prior to that date, our common stock was quoted on the OTC Bulletin Board, under the symbol “CVNT”. The table below sets forth, for the period indicated, the high and low bid prices for our common stock, as reported by the OTC Bulletin Board.

Quarter Ended	High Bid	Low Bid
March 31, 2002	$5.50	$.50
June 30, 2002	$.50	$.50
September 30, 2002	$1.50	$.50
December 31, 2002	$1.50	$1.50
March 31, 2003	$1.50	$1.50
June 30, 2003	$.75	$.50
September 30, 2003	$2.08	$.75
December 31, 2003	$4.10	$2.14
These prices represent quotations between dealers without adjustment for retail mark-ups, mark-downs or commissions, and may not necessarily represent actual transactions.

You should note that our common stock, like many technology-related stocks, is likely to experience significant fluctuations in its price and trading volume. We cannot predict the future trading patterns of our common stock.

On March 26, 2004, the number of record holders of our common stock, excluding nominees and brokers, was 107 holding 20,396,704 shares.

DIVIDENDS

We have never paid any cash dividends on our common stock. Our board of directors currently intends to retain future earnings to support operations and to finance the growth and development of our business and does not intend to pay cash dividends on our common stock for the foreseeable future. Any future determination related to dividend policy will be made at the discretion of our board of directors.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2003. This table should be read in conjunction with our consolidated financial statements included elsewhere in this prospectus.
As of December 31, 2003
Long-Term Liabilities	$0
Stockholders' Equity:
Preferred Stock - $.001 par value; 50,000,000 shares authorized, none issued	0
Common Stock - $.001 par value; 200,000,000 shares authorized, 20,271,704 shares issued	20,272
Additional Paid-in Capital	2,456,6673
Deficit Accumulated in the Development Stage	(2,409,431)

Total Capitalization	$67,514

SELECTED FINANCIAL DATA

The following selected financial data have been derived from our consolidated financial statements, which appear elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with our financial statements, related notes and other financial information included elsewhere in this prospectus.

STATEMENTS OF EXPENSES DATA:
Period from June 17, 2003 (Inception), through December 31, 2003
General and administrative expenses	$2,409,431
Net loss	(2,409,431)
Net loss per share	(0.15)
Weighted average shares outstanding	15,696,386
BALANCE SHEET DATA:
December 31, 2003
Assets	$127,101
Current liabilities	59,587
Working capital	39,122
Deficit accumulated during the development stage	(2,409,431)
Stockholders’ Equity	67,514

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Background

On June 20, 2003, there occurred a change in control of Air-Q Wi-Fi Corporation, formerly Covenant Financial Corporation. Pursuant to a stock purchase agreement, FMF Investments, Ltd., a Texas limited partnership, purchased 611,000 shares, or 54.59%, of our outstanding common stock from Eric Anderson. FMF Investments paid Mr. Anderson a total of $70,000 in cash, which funds were obtained by FMF Investments through its other business activities and not as a loan.

Following FMF Investments’ acquiring control, our then-directors resigned and FMF Investments, acting by written consent in lieu of a meeting of a majority of shareholders, elected David Loflin and Waddell D. Loflin as our directors.

Also, on June 20, 2003, pursuant to a stock purchase agreement, we acquired all of the outstanding capital stock of Air-Q Corp., a Nevada corporation (“Air-Q NV”), by issuing a total of 11,000,000 shares, or approximately 95% of the then-outstanding shares, of our common stock to the shareholders of Air-Q NV. Our board of directors did not employ any standard valuation formula or any other standard measure of value.

For accounting purposes, the reverse-merger will be treated as an acquisition of Covenant Financial Corporation (now Air-Q Wi-Fi Corporation) and a recapitalization of Air-Q Corp. (now a subsidiary of Air-Q Wi-Fi Corporation).

Change in Business Plan

We are a start-up business. Our management has committed all available current and future capital and other resources to expanding our Wi-Fi services business. We currently provide Wi-Fi services to a small number of customers in Baton Rouge, Louisiana, and Phoenix, Arizona.

Sales of Equity
2004

In March 2004, we entered into a securities purchase agreement. Under this agreement, we issued securities for cash in the amount of $500,000, as follows: 500,000 shares of our Series A preferred stock, convertible into 100,000 shares of our common stock after September 2, 2004, 250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $3.50 per share and 250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $4.50 per share. These warrants expire March 1, 2007.

2003

In June 2003, we entered into four separate securities purchase agreements. Under each agreement, we issued securities for cash in the amount of $125,000, as follows: 1,250,000 shares of our common stock, 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.20 per share, 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share, 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.40 per share and 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.50 per share. For more information about these agreements, please see the discussion under “Certain Transactions - Securities Purchases”.

Critical Accounting Policies
There were no material changes to our critical accounting policies during the year ended December 31, 2003.

Management's Discussion and Analysis discusses the results of operations and financial condition as reflected in our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. On an ongoing basis, management evaluates its estimates and judgments, including those related to accounts receivable, inventory valuation, amortization and recoverability of long-lived assets, including goodwill, litigation accruals and revenue recognition. Management bases its estimates and judgments on relevant factors, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

While we believe that the factors considered provide a meaningful basis for the accounting policies applied in the preparation of the consolidated financial statements, we cannot guarantee that our estimates and assumptions will be accurate. If such estimates and assumptions prove to be inaccurate, we may be required to make adjustments to these estimates in future periods.

Revenue Recognition
We will charge our customers service fees for Internet access and recognize the revenue in the month the services are provided.
Litigation and Tax Assessments

Should we become involved in lawsuits, we intend to assess the likelihood of any adverse judgments or outcomes of any of these matters as well as the potential range of probable losses. A determination of the amount of accrual required, if any, for these contingencies will be made after careful analysis of each matter. The required accrual may change from time to time, due to new developments in any matter or changes in approach (such as a change in settlement strategy) in dealing with these matters.

Additionally, in the future, we may become engaged in various tax audits by federal and state governmental authorities incidental to our business activities. We anticipate that we will record reserves for any estimated probable losses for any such proceeding.

Stock-Based Compensation

We account for stock-based compensation based on the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, as amended by the Financial Accounting Standards Board Interpretation No. 44, “Accounting for Certain Transactions Involving Stock Compensation”. Accounting Principles Board Opinion No. 25 and Financial Accounting Standards Board Interpretation No. 44 state that no compensation expense is recorded for stock options or other stock-based awards to employees that are granted with an exercise price equal to or above the estimated fair value per share of the company’s common stock on the grant date. We adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, which requires compensation expense to be disclosed based on the fair value of the options granted at the date of the grant.

In December 2002, the Financial Accounting Standards Board issued its Statement No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure—an amendment of Financial Accounting Standards Board Statement No. 123”. This Statement amends Statement of Financial Accounting Standards No. 123, to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation. It also amends the disclosure provisions of Statement of Financial Accounting Standards No. 123 to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. The transition and annual disclosure provisions of Statement of Financial Accounting Standards No. 148 are effective for fiscal years ending after December 15, 2002, and the interim disclosure provisions were effective for the first interim period beginning after December 15, 2002. We did not voluntarily change to the fair value based method of accounting for stock-based employee compensation, therefore, the adoption of Statement of Financial Accounting Standards No. 148 did not have a material impact on our operations and/or financial position.

Results of Operations

During the year ended December 31, 2003, our business operations did not generate revenues. We currently lack the capital necessary to pursue aggressively our business objectives, and we may never possess enough capital with which to do so. In this circumstance, it is likely that we would never earn a profit.

We began to generate revenues from our Wi-Fi services in Baton Rouge and Phoenix during January 2004. These revenues will be reflected in our statement of operations for the first quarter of 2004.
During 2003, we paid cash in the approximate amount of $150,000 for consulting services.

Due to our lack of capital, during the year ended December 31, 2003, we issued a total of 3,152,500 shares of our common stock to consultants in payment of their services. The fair value of the shares issued to consultants is $2,024,826 and is included in our statement of expenses. The fair value of these shares was expensed during the year ended December 31, 2003, and represents a significant percentage of our net loss for 2003. Issuing shares of our common stock was the only means by which we could obtain the consultants’ services. The value of the consulting services received by us under each agreement was expensed in the month in which the consulting agreement was signed.

We do not expect to incur consulting expenses during 2004 in any significant amount. However, our management may, if necessary, hire consultants and pay them in cash, shares of our common stock or a combination thereof, should our circumstances change.

Liquidity and Capital Resources

Since our inception, we have lacked adequate capital with which to pursue aggressively our business objectives. Currently, we are not in a liquid position, although we are able to pay our operating expenses as they are incurred. During the fourth quarter of 2003, we augmented our strategy for expanding our Wi-Fi services “footprint”. Now, in addition to internally generated growth, we are seeking individuals and companies to become Wi-Fi development partners. To date, we have entered into Wi-Fi development agreements with three entities. Our growth in Phoenix, Arizona, is attributable to the efforts of our development partner there.

Until we obtain funds through the exercise of our outstanding warrants, or otherwise, we will not aggressively pursue additional development partners. Our management has made this determination because of its desire not to over-commit our resources. Our management’s philosophy is to make capital and related commitments only to the extent our available capital permits. Our management’s philosophy may, in the future, prove to have been flawed, to the extreme detriment to our business and, ultimately, our shareholders.

Our Capital Needs

Our current level of operations can be maintained for the next twelve months, as we have received approximately $1,000,000 from sales of securities during 2003 and 2004. To begin the aggressive pursuit of our business objectives, we will require an additional approximately $1 million.

Currently, we do not possess enough capital to pursue aggressively our business objectives.
Management's Plans Relating to Future Liquidity
We possess adequate capital to sustain our current level of operations for the next twelve months.

In March 2004, we obtained $500,000 from the sale of units of our securities to a private investor. The proceeds from this sale of securities will be used to purchase needed Wi-Fi equipment, for marketing and for working capital. These funds are sufficient permit us to continue our current level of operations for at least twelve months.

We have a note payable totaling $55,000 at December 31, 2003. The proceeds from this note were used for working capital. This note, including accrued interest, will be repaid out of proceeds derived from the exercise of our outstanding warrants.

Our best opportunity for obtaining funds needed to pursue aggressively our business objectives is through the exercise of the 24,500,000 outstanding warrants, which, if exercised, would provide a total of $8,400,000. There is no assurance that these warrants will be exercised. We do not currently possess another potential source of capital on a similar scale.

Capital Expenditures

In 2003, we purchased approximately $32,000 of equipment. We currently have limited capital with which to make any significant capital expenditures. Should we obtain significant funding, of which there is no assurance, we would be able to make significant expenditures for equipment. The amount of these equipment purchases cannot be predicted due to the uncertainty of funding levels and timing. However, without additional capital, we will make no material capital expenditures.

BUSINESS
General

We are a start-up business. Our management has committed all available current and future capital and other resources to expanding our “Wi-Fi” (wireless fidelity) Internet access services (these services are referred to as our Wi-Fi services). We currently provide Wi-Fi services to a small number of customers in Baton Rouge, Louisiana, and Phoenix, Arizona.

What is Wireless Internet?

“Wireless Internet” is a relatively new type of communications spectrum designated by the Federal Communications Commission. Wireless Internet access requires a transmission facility connected directly to the Internet and maintained by an Internet service provider (ISP) that broadcasts radio frequencies allowing two-way communications. A user’s wireless modem installed in a stationary computer, a laptop computer or other wireless device, communicates with the transmission facility, thereby permitting the user to transmit data through the ISP’s transmission facility and onto the Internet.

What is Wi-Fi?

There are many wireless Internet system design structures. Our wireless Internet system employs Wi-Fi standard equipment. The term “Wi-Fi” is short for “wireless fidelity” and refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz. A Wi-Fi transmission point, the point through which users can access the Internet, is known as a “hotspot”.

Industry Background

Internet access services represent the means by which ISPs interconnect business and consumer users to the Internet's resources. Access services vary from dial-up modem access to high-speed dedicated transmission lines for broadband access by large organizations to wireless Internet access systems, like our Wi-Fi services.

The Wi-Fi hotspot industry is very young and is extremely fragmented. Wi-Fi hotspot coverage is available in limited areas in a limited number of U.S. markets. We are not aware of other Wi-Fi hotspot companies that have “blanketed” a city with Wi-Fi hotspots, as we have begun to do in Baton Rouge and as we intend to do in many of our future markets.

Our Development Strategy

We are attempting to establish, in as short a period of time as possible, as many Wi-Fi hotspots in as many markets as we are able, that is, we are attempting to establish quickly a significant “footprint” of Wi-Fi service. Currently, we are employing two methods to accomplish our objective: (1) securing development partners and (2) internal growth.

Development Partners

We intend to enter into Wi-Fi development agreements with individuals and companies all over the United States. These development partners will secure locations for hotspots, such as restaurants and hotels, and install the hotspots for us. We will pay our development partners for these services with cash, shares of our common stock or a combination thereof. In some instances, we will share future revenues derived by a hotspot with the development partner who sold us the hotspot. This development partner system allows us to control our costs of establishing hotspots.

We currently have four development partners and are negotiating with numerous potential development partners. Our Wi-Fi service in Phoenix, Arizona, is the result of the efforts of our development partner there.

Internal Growth

We also intend to “blanket” certain cities with Wi-Fi coverage, rather than to follow the traditional approach of developing Wi-Fi coverage in very limited areas. By providing Wi-Fi coverage in an entire city, we will be in a position to market our services throughout a market as “mobile”, that is, Wi-Fi service available wherever a customer moves about in his city. In addition to our local business and residential customers in each market, we will derive roaming fees from visitors to our markets who avail themselves of our Wi-Fi services during their visits.

We have begun to establish a Wi-Fi service “blanket” in Baton Rouge, Louisiana. We currently have 20 operating hotspots there, with a total of 100 hotspots planned. Our lack of significant capital during the last quarter of 2003 has slowed our efforts in completing the Baton Rouge system.

How We Provide Wi-Fi Internet Access

We can provide Wi-Fi service by installing a hotspot in a single, discreet location, by installing two or more integrated hotspots in a single location or by installing a large number of integrated hotspots designed to cover a large geographic area.

Single-Site, Single-Hotspot Service

We can provide our Wi-Fi service in a single, discreet location, such as a restaurant, by installing a single hotspot, including its attendant wire line connection to the Internet, within the premises that will provide radio frequency coverage throughout the premises. Once operating, the hotspot permits numerous (up to approximately 128) users with compatible laptop computers or other wireless devices to access simultaneously the Internet while patronizing the host premises. Users are able to access our network by purchasing an account from us, whether it be a daily, weekly or monthly account.

In some of these locations, the host business bears their customers’ costs of accessing our Wi-Fi network. It is believed by businesses who offer this arrangement that our Wi-Fi services’ availability will attract more patrons to their premises. This use of Wi-Fi services is a growing element in the rapidly changing Wi-Fi services industry. We are able to provide these businesses with a hotspot arrangement that serves their needs at charges that are beneficial to us.

Single-Site, Multiple-Hotspot Service

We can provide our Wi-Fi services in a large single premises, such as a hotel, by installing two or more integrated hotspots within the premises that will, as a local area wireless network, provide radio frequency coverage throughout the premises. Depending on the level of user demand, one or more of the integrated hotspots will be connected directly to the Internet. Once operating, this type of local hotspot network permits numerous users to access simultaneously the Internet, while patronizing the host hotel or other property. Users of this type of hotspot network are able to purchase access to our network in the same manner as those users accessing one of our hotspots located in a single, discreet location.

In some of these locations, we anticipate that the host business will choose to bear their customers’ costs of accessing our Wi-Fi network. With respect to this type of Wi-Fi service, we are able to provide these businesses with a hotspot arrangement that serves their needs at charges that are beneficial to us.

Service for Large Geographic Areas

We can provide our Wi-Fi services over broad geographic areas, such as a residential subdivision, a commercial center or an entire city, as we have begun to do in Baton Rouge. To provide this type of broad-area coverage, we deploy a large number of hotspots that effectively “blanket” the target coverage area with radio frequencies. In this type of Wi-Fi system, we will market our Wi-Fi services in the same manner as other wireless and non-wireless Internet access providers. We will solicit potential business and residential customers to establish ongoing yearly or monthly accounts. Also, as with our single-premises Wi-Fi service, visitors to our areas of broad coverage are able to purchase access to our network on a daily or weekly basis.

In our broad-area coverage system, we install integrated hotspots on tall structures, such as communications towers, tall buildings and billboards, throughout the target coverage area. Each of the hotspots acts as a server cell and is less than one cubic foot in size. In a broad-area coverage system, we will lease space needed for mounting hotspots for an average monthly payment of approximately $500. Most of the hotspots in this type of system relay transmitted data directly to the Internet through a direct connection into an appropriately-sized telephone line or local cable television provider’s system. The monthly charge for a T1 telephone line ranges from $600 to $2,000, depending on the market, and the monthly charge for each cable television system connection ranges from $300 to $1,000, depending on the market.

In a broad-area coverage system, customer modems , or Wi-Fi “cards”, transmit data to, and receive data from, a hotspot. Should a customer desire, a wireless modem can be installed in the customer’s stationary computer and connected by a thin cable to a small antenna that is mounted on the outside of the customer’s place of business or home, as the case may be. The installation process for these modems is quite similar to that of cable television: the installation crew installs the customer modem in the computer, mounts the antenna outside, connects the modem and antenna with the cable and tests the connection. Depending on the market, each customer installation is expected to cost approximately $100.

The number of hotspots needed for a broad-area coverage system depends on a few factors:
-	the geographic size of the area to be served - the signal of each hotspot covers an area approximately three-quarters of a mile in diameter;
-

the population density of the area to be served - since each hotspot is capable of handling approximately 128 customers, the greater the population density, the greater the number of hotspots required;

-	the terrain of the area to be served - the hillier the terrain, the greater the number of hotspots required; and
-	the density of foliage of the area to be served - more densely foliated areas require a greater number of hotspots.
Within a broad-area coverage system, each hotspot is configured to share transmitted data with the other hotspots, so as to provide an uninterrupted connection to the Internet.

Data transmission speeds remain constant within a broad-area coverage system’s transmission radius, regardless of the distance from the transmission point. On the fringes of a Wi-Fi system’s transmission radius, a customer’s connection may fade in and out, similar to the reception of distant AM radio stations.

Wi-Fi Equipment and Facilities

All of the equipment used in our Wi-Fi systems will be off-the-shelf. Inasmuch as there are several manufacturers of Wi-Fi equipment, we expect no problems in obtaining needed equipment at competitive prices.

We will not construct towers on which to establish hotspots. Instead, we will lease tower spaces, rooftop spaces or spaces on other tall structures. We have secured an adequate number of these types of spaces in Baton Rouge, Louisiana. Based on our management’s experience, securing adequate locations to establish hotspots is not expected to impede the construction of a Wi-Fi system in any market.

In each market, we will obtain the necessary telephone line or cable television system connections to the Internet from one of the companies capable of providing an adequate Internet connection. Based on our management’s experience, we do not believe that we will encounter any difficulty in obtaining needed connections to the Internet at acceptable prices.

Current Markets

Baton Rouge, Louisiana

We have begun to offer our Wi-Fi service in portions of Baton Rouge. To date, we have installed the first 20 integrated hotspots of our planned 100 hotspots there. Currently, we are able to provide Wi-Fi service in approximately 10% of Baton Rouge. We derive a small amount of revenue from this system. The speed with which we will be able to complete this system, as well as any other broad-coverage systems, is dependent upon the amount of capital we are able to obtain. We cannot predict our future capital position.

Phoenix, Arizona

We currently have five operating hotspots in Phoenix. All of these hotspots are located in restaurants and were installed by, and purchased from, our development partner in Phoenix, JPM Holdings, Inc. JPM is actively seeking locations to establish hotspots for sale to us under our development agreement. JPM is paid a combination of cash and shares of our common stock for each hotspot, except for the first ten hotspots, for which JPM will be paid solely in shares of our common stock. We expect our growth in Phoenix to continue as JPM’s development efforts mature. However, we are unable to predict our rate of growth in the Phoenix market.

Sales and Marketing

We plan to increase our customer base in two ways. First, we will attempt to expand our Wi-Fi “footprint” in conjunction with our development partners, the number of which we are attempting to increase from the three current development partners. In this regard, we are currently negotiating with many individuals and companies who have expressed an interest in becoming one of our Wi-Fi development partners.

Second, in markets where we provide broad-area coverage, like Baton Rouge, we intend to employ telephone marketing as the initial means for acquiring customers, primarily business customers. As a particular market begins to mature, we will employ mass media, including radio advertising. In conjunction with our mass media advertising, we will employ a commissioned sales force that will focus primarily on potential business customers. This focus on business customers is based on our management’s informal study of Internet usage by businesses versus home users that revealed businesses’ higher demand for high-speed Internet access. Our management’s decision may prove to have been incorrect, which would significantly impair our ability to earn a profit. In all of our marketing efforts, we will focus on creating awareness for our Wi-Fi services, educating potential customers and generating new sales opportunities.

Competitive Features of Our Wi-Fi Services
While we believe our Wi-Fi service possesses some competitive advantages over other Internet access modes, it currently has the following significant competitive disadvantages:
-	No wide-spread brand name recognition; and
-	Internet access only available locally, compared to dial-up Internet access that is available from virtually any telephone in any geographic location.

It is possible that we could overcome the first listed disadvantage, after a lengthy period of marketing and product research and development. However, we currently lack capital to overcome this disadvantage. Further, it is likely that we will never overcome the second disadvantage, due to the inherent broadcast limitations of wireless technologies.

We believe our Wi-Fi services offer the following competitive advantages: data transmission speed, lower cost, no telephone company involvement and security through encryption.
Technology

The technology incorporated into our Wi-Fi service is chosen by us to provide our customers with reliability, quality of service, network security, policy enforcement, consolidated billing and scalability. All of the technology used in providing our Wi-Fi service is off-the-shelf and readily available. The configuration of the technology is proprietary, however. In the future, it is likely that we will develop technology, especially computer software, that enhances our Wi-Fi service. Without additional capital, it will be difficult for us to develop our own technology, which may cause our business to suffer.

Agreements with Facilities Providers
AuthDirect

We have established a relationship with AuthDirect, pursuant to which AuthDirect provides authentication and related services with respect to our Wi-Fi network. AuthDirect is able to provide its authentication services in any location where we establish a hotspot. We pay AuthDirect a flat per-customer monthly fee for its services. We are capable of performing internally the services currently provided by AuthDirect and we may do so in the future. Our management will, in its discretion, determine if and when we bring our authentication and related network function in-house.

Cox Cable

We have established a relationship with Cox Cable that enables us to offer our Wi-Fi service in Baton Rouge, and we may establish relationships with other network providers there. In new markets, we will establish one or more relationships with network providers, which could include telephone service providers and local cable television providers. We do not have an agreement with Cox Cable that relates to additional markets.

Competition

We believe that the primary competitive factors determining success as an Internet access provider are: a reputation for reliability and high-quality service; effective customer support; data transmission speed; pricing; effective marketing techniques for customer acquisition; ease of use; and scope of geographic coverage. We believe that we will be able to address adequately all of these factors, except that we will not be able to offer scope of geographic coverage for the foreseeable future. It is also possible that we will not address any of these competitive factors successfully. Should we fail to do so, our business would likely never earn a profit. We currently lack capital necessary to compete effectively.

We face severe competition from other wireless Internet access providers, as well as large, national providers of cellular telephone service.

The market for the provision of dial-up Internet access services, in which our Wi-Fi services will compete, is extremely competitive and highly fragmented. Current and prospective competitors include many large, nationally-known companies that possess substantially greater resources, financial and otherwise, market presence and brand name recognition than do we. We expect to compete, for the foreseeable future, with the following: national Internet service providers, numerous regional and local Internet service providers, most of which have significant market share in their markets; established on-line information service providers, such as America Online, which provide basic Internet access, as well as proprietary information not available through public Internet access; providers of web hosting, co-location and other Internet-based business services; computer hardware and software and other technology companies that provide Internet connectivity with their products; telecommunications companies, including global long distance carriers, regional Bell operating companies and local telephone companies; operators that provide Internet access through television cable lines; electric utility companies; communications companies; companies that provide television or telecommunications through participation in satellite systems; and, to a lesser extent, non-profit or educational Internet access providers.

With respect to potential competitors, we expect that manufacturers of computer hardware and software products, as well as media and telecommunications companies will continue to enter the Internet services market, which will serve to intensify competition. In addition, as more consumers and businesses increase their Internet usage, we expect existing competitors to increase further their emphasis on Internet access and electronic commerce initiatives, resulting in even greater competition. The ability of competitors or others to enter into business combinations, strategic alliances or joint ventures, or to bundle their services and products with Internet access, could place us at a significant competitive disadvantage. We currently lack capital necessary to compete effectively and we may never obtain enough capital to permit us to compete effectively in our markets.

Moreover, we expect to face competition in the future from companies that provide connections to consumers' homes, such as telecommunications providers, cable companies and electrical utility companies. For example, recent advances in technology have enabled cable television operators to offer Internet access through their cable facilities at significantly higher speeds than existing analog modem speeds. These types of companies could include Internet access in their basic bundle of services or offer such access for a nominal additional charge. Any such developments could reduce our market share, thereby impairing our ability to earn a profit.

Research and Development

We believe that to compete favorably we must invest in research and development of our services. Our management expects that the focus of our future research and development efforts will be on improving our service offerings, as well as developing new proprietary products and services. However, due to our lack of capital, it is likely that our research and development activities will be minimal through the first six months of 2004.

Intellectual Property

We rely on a combination of trademark laws, trade secret laws and disclosure restrictions to protect our intellectual property rights. We also enter into confidentiality agreements with our employees, consultants and other third parties who have access to sensitive and proprietary information. Air-Q Wi-Fi(TM) and Qspotz(TM) are designations that we use and for which we intend to obtain registered trademarks. If a claim is asserted that we have infringed the intellectual property of a third party, we may be required to seek licenses to that technology. Licenses from third parties may not continue to be available to us at a reasonable cost, or at all. Additionally, the steps we have taken to protect our intellectual property rights may not be adequate. Third parties may infringe or misappropriate our proprietary rights. Competitors may also independently develop technologies that are substantially equivalent or superior to the technologies we employ in our Wi-Fi services. If we fail to protect our proprietary rights adequately, our competitors could offer similar services, potentially significantly harming our competitive position and decreasing our revenues.

Employees
We currently have six employees, two of whom are officers. We currently retain the services of independent contractors and needed outside professionals on an as-needed basis.
Facilities

We lease approximately 2,000 square feet of space for our headquarters in Baton Rouge, Louisiana, under a lease that expires in 2006. We believe that this facility will be adequate for our needs for at least the next two years. We expect that additional facilities will be available in other jurisdictions as we expand our Wi-Fi business into new markets.

Regulation
Wireless Internet Access
Our Wi-Fi Internet access products operate in unregulated spectra, the 900 MHz and 2400 MHz spectra (primarily the 2400 MHz spectrum), and we expect that such spectra will remain unregulated.
Regulation of the Internet

Due to the increasing popularity and use of the Internet by broad segments of the population, it is possible that laws and regulations may be adopted with respect to the Internet pertaining to content of Web sites, privacy, pricing, encryption standards, consumer protection, electronic commerce, taxation, and copyright infringement and other intellectual property issues. No one is able to predict the effect, if any, that any future regulatory changes or developments may have on the demand for our Internet access or other Internet-related services. Changes in the regulatory environment relating to the Internet access industry, including the enactment of laws or promulgation of regulations that directly or indirectly affect the costs of telecommunications access or that increase the likelihood or scope of competition from national or regional telephone companies, could materially and adversely affect our business, operating results and financial condition.

Regulation of Internet Access Services

We provide Internet access, in part, using telecommunications services provided by third-party carriers. Terms, conditions and prices for telecommunications services are subject to economic regulation by state and federal agencies. As an Internet access provider, we are not currently subject to direct economic regulation by the FCC or any state regulatory body, other than the type and scope of regulation that is applicable to businesses generally. In April 1998, the FCC reaffirmed that Internet access providers should be classified as unregulated "information service providers" rather than regulated "telecommunications providers" under the terms of the Federal Telecommunications Act of 1996. As a result, we are not subject to federal regulations applicable to telephone companies and similar carriers merely because we provide our services using telecommunications services provided by third-party carriers. To date, no state has attempted to exercise economic regulation over Internet access providers.

MANAGEMENT
Directors and Officers
The following table sets forth the officers and directors of Air-Q Wi-Fi Corporation.
Name	Age	Position(s)
David M. Loflin	46	President, Acting Chief Financial Officer and Director
Waddell D. Loflin	53	Vice President, Secretary and Director
Gregory A. Bonner	47	Director
Ira R. Witkin	44	Director
David M. Loflin and Waddell D. Loflin are brothers.

Our current officers and directors serve until the next annual meeting of our board of directors or until their respective successors are elected and qualified. All officers serve at the discretion of our board of directors. Family relationships between our officers and directors are noted above. Certain information regarding the backgrounds of each of the officers and directors is set forth below.

DAVID LOFLIN
Mr. Loflin is our founder. From 1996 through October 2003, Mr. Loflin served as an executive officer and director of USURF America, Inc. (OTCBB Symbol: USUR). .
WADDELL D. LOFLIN

Mr. Loflin is one of our original officers and directors. For more than the five years prior to April 2003, Mr. Loflin served as vice president, secretary and director of USURF America, Inc. From April to June 2003, Mr. Loflin worked as a private consultant.

GREGORY A. BONNER

For over 20 years, Mr. Bonner served Albemarle Corporation, a large chemicals company, in several capacities, including business development manager, product/marketing manager and customer service specialist. Recently, Mr. Bonner has been engaged in private entrepreneurial endeavors. Mr. Bonner is a graduate of Georgia Institute of Technology in Atlanta, with a BS degree in Chemistry.

IRA R. WITKIN

Mr. Witkin is currently a program director for IBM. In that capacity, Mr. Witkin has responsibility for over 200 developers and marketing professionals worldwide. During his 24 year career, Mr. Witkin has held numerous positions with a focus on information technology as it relates to the travel and transportation, computer servicer, financial, manufacturing and communications industries. Mr. Witkin is a graduate of Rensselaer Polytechnic Institute in Troy, New York, with a BS degree in Computer Science and minors in management and marketing.

Board of Directors
Our full board did not meet during 2003; however, it took action by unanimous written consent in lieu of a meeting on eighteen occasions.
Executive Committee

Our board of directors created an executive committee to facilitate management between meetings of the full board of directors. The executive committee is composed of David Loflin (chairman), Waddell D. Loflin and Gregory A. Bonner. Pursuant to our bylaws, between meetings of the full board, the executive committee has the full power and authority of the board in the management of our business and affairs, except to the extent limited by Delaware law. Pursuant to the bylaws of the executive committee, as adopted by the full board, the executive committee has the authority to exercise all powers of the board, except the power:

-	to declare dividends;
-	to sell or otherwise dispose of all or substantially all of our assets;
-	to recommend to our shareholders any action requiring their approval; and
-	to change the membership of any committee, fill the vacancies thereon or discharge any committee.
During 2003, the Executive Committee did not meet or otherwise take action.
Audit Committee

The audit committee of our board of directors is composed of Ira R. Witkin (chairman), Gregory A. Bonner and David Loflin. Our board appointed Messrs. Witkin, Bonner and Loflin to the audit committee effective as of November 13, 2003, which has not yet held a meeting. The purposes of the audit committee are:

-	to oversee the quality and integrity of the financial statements and other financial information we provide to any governmental body or the public;
-	to oversee the independent auditors’ qualifications and independence;
-	to oversee the performance of our independent auditors;
-	to oversee our systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established or will establish in the future;
-

to establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls, and other auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

-

to provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the board, always emphasizing that the independent auditors are accountable to the audit committee; and

-	to perform such other duties as are directed by the board.
Executive Compensation

None of our executive officers has ever received total salary and bonus exceeding $100,000 during any fiscal year. Neither of our officers was paid, nor did they accrue, any salary during the year ended December 31, 2003. Beginning in January 2004, our executive officers began to accrue a portion of their salaries. Our officers will not be paid their salaries unless and until we obtain adequate funding.

Compensation of Directors
In August 2003, one of our directors, Waddell D. Loflin, was issued, as a bonus, 500,000 shares of our common stock. These shares were valued, for financial reporting purposes, at $50,000.

In November 2003, two our directors, Gregory A. Bonner and Ira R. Witkin, were issued 10,000 shares our common stock each, in payment of future services as directors. There shares were valued, for financial reporting purposes, at $77,000.

We do not pay any of our directors a per-meeting fee for their services as directors. It is possible that our management could begin to pay our directors for meetings attended, grant a small number of stock options or issue shares of our common stock for their services. However, no specific determination in this regard has been made.

Employment Contracts and Termination of Employment and Change-in-Control Agreements
David Loflin Employment Agreement

In September 2003, David Loflin entered into an employment agreement to serve as our president for three years. Mr. Loflin’s annual salary is $150,000. Through December 31, 2003, Mr. Loflin had not been paid, nor had he accrued, any salary. In connection with his employment agreement, Mr. Loflin executed a confidentiality agreement and an agreement not to compete.

Waddell D. Loflin Employment Agreement

In September 2003, David Loflin entered into an employment agreement to serve as our president for three years. Mr. Loflin’s annual salary is $150,000. Through December 31, 2003, Mr. Loflin had not been paid, nor had he accrued, any salary. In connection with his employment agreement, Mr. Loflin executed a confidentiality agreement and an agreement not to compete.

We have no compensatory plan or arrangement that results or will result from the resignation, retirement or any other termination of an executive officer’s employment or from a change in control or a change in an executive officer’s responsibilities following a change in control.

Option/SAR Grants

We have never granted any stock options to any person, though we may do so in the future. We have never granted any stock appreciation rights (SARs), nor do we expect to grant any SARs in the foreseeable future.

Limitation of Liability and Indemnification

Our restated certificate of incorporation contains provisions limiting the liability of directors. Our restated certificate of incorporation provides that a director will not be personally liable to us or to our shareholders for monetary damages for any breach of fiduciary duty as a director, but will continue to be subject to liability for the following:

-	any breach of the director’s duty of loyalty to us or to our shareholders;
-	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
-	unlawful payment of dividends or unlawful stock repurchases or redemptions; and
-	any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief remain available under Delaware law. Our restated certificate of incorporation does not affect a director’s responsibilities under any other laws, such as state or federal securities laws or state or federal environmental laws.

In addition, we have entered into agreements to indemnify our directors and executive officers to the fullest extent permitted under Delaware law, including the non-exclusivity provisions of Delaware law, and under our bylaws, subject to limited exceptions. These agreements, among other things, provide for indemnification of our directors and executive officers for fees, expenses, judgments, fines, and settlement amounts incurred by any of these persons in any action or proceeding to which any of those persons is, or is threatened to be, made a party by reason of the person’s service as a director or officer, including any action by us, arising out of that person’s services as our director or officer or that person’s services provided to any other company or enterprise at our request. We believe that these bylaw provisions and agreements are necessary to attract and retain qualified persons as directors and officers. We also intend to maintain liability insurance for our officers and directors.

The limitation of liability and indemnification provisions in our restated certificate of incorporation and bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

CERTAIN TRANSACTIONS
Change in Control Transaction

On June 20, 2003, there occurred a change in control of Air-Q Wi-Fi Corporation, formerly Covenant Financial Corporation. Pursuant to a stock purchase agreement, FMF Investments, Ltd., a Texas limited partnership, purchased 611,000 shares, or 54.59%, of our outstanding common stock from Eric Anderson. FMF Investments paid Mr. Anderson a total of $70,000 in cash, which funds were obtained by FMF Investments through its other business activities and not as a loan.

Following FMF Investments’ acquiring control, our then-directors resigned and FMF Investments, acting by written consent in lieu of a meeting of a majority of shareholders, elected David Loflin and Waddell D. Loflin as our directors.

Stock Purchase Agreement

On June 20, 2003, pursuant to a stock purchase agreement, we acquired all of the outstanding capital stock of Air-Q Corp., a Nevada corporation (Air-Q NV), by issuing a total of 11,000,000 shares of our common stock to the shareholders of Air-Q Corp. In connection with our acquiring Air-Q NV, our president, David Loflin, was issued 9,000,000 shares of our common stock and FMF Investments, Ltd. was issued 2,000,000 shares of our common stock. In determining the number of shares of our common stock to be issued to the shareholders of Air-Q Corp., our board of directors did not employ any standard valuation formula or any other standard measure of value.

Securities Purchases

In June 2003, we entered into four securities purchase agreements. We entered into agreements with Douglasdale Capital Ltd., Douglasbank Capital Ltd., Heyer Capital Fund and 1008212 Alberta Ltd. Under each of these agreements, we issued securities for cash in the amount of $125,000. We paid a $50,000 finder’s fee to Shelter Capital, Ltd. out of the proceeds of these securities sales, making our net offering proceeds $450,000. (See “Finder’s Fee” immediately below). We sold Douglasdale Capital (1) 1,250,000 shares of our common stock, (2) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.20 per share, (3) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.30 per share, (4) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.40 per share and (5) 1,250,000 common stock purchase warrants to purchase a like number of shares at an exercise price of $.50 per share. All of the warrants are exercisable for five years.

Each of the entities that purchased securities from us is under the common management of Peter Rochow. The beneficial ownership of these entities is different and Mr. Rochow disclaims any beneficial ownership of these entities, except for Heyer Capital Fund.

Finder’s Fee

In connection with the sales of securities described under “Securities Purchases” above, we paid Shelter Capital, Ltd. a finder’s fee. For its efforts as a finder, Shelter Capital received 10% of the cash proceeds derived by us and warrants, as follows: (1) 1,000,000 warrants to purchase a like number of shares at an exercise price of $.20 per share; (2) 1,000,000 warrants to purchase a like number of shares at an exercise price of $.30 per share; (3) 1,000,000 warrants to purchase a like number of shares at an exercise price of $.40 per share; and (4) 1,000,000 warrants to purchase a like number of shares at an exercise price of $.50 per share. All of these warrants are exercisable for five years. Shelter Capital is managed by Peter Rochow, a principal in each of the entities who purchased securities from us, who disclaims any beneficial ownership of Shelter Capital.

Stock Bonus - Director

In August 2003, one of our directors, Waddell D. Loflin, was issued 500,000 shares of our common stock as a bonus for his service as a director. These shares were valued at $50,000 for financial reporting purposes.

Employment Agreements
David Loflin Employment Agreement

In September 2003, David Loflin entered into an employment agreement to serve as our president for three years. Mr. Loflin’s annual salary is $150,000. Through December 31, 2003, Mr. Loflin had not been paid, nor had he accrued, any salary. In connection with his employment agreement, Mr. Loflin executed a confidentiality agreement and an agreement not to compete.

Waddell D. Loflin Employment Agreement

In September 2003, David Loflin entered into an employment agreement to serve as our president for three years. Mr. Loflin’s annual salary is $150,000. Through December 31, 2003, Mr. Loflin had not been paid, nor had he accrued, any salary. In connection with his employment agreement, Mr. Loflin executed a confidentiality agreement and an agreement not to compete.

Director and Officer Indemnification

Our restated certificate of incorporation contains provisions limiting liability of directors. In addition, we have entered into agreements to indemnify our directors and officers to the fullest extent permitted under Delaware law. Please see “Management - Limitation of Liability and Indemnification”.

PRINCIPAL SHAREHOLDERS
The following table sets forth, as of the date of this prospectus, information regarding beneficial ownership of our capital stock by the following:
-	each person, or group of affiliated persons, known by us to be the beneficial owner of more than five percent of any class of our voting securities;
-	each of our directors;
-	each of the named executive officers; and
-	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying warrants held by that person are deemed to be outstanding if the warrants are exercisable within 60 days of the date hereof. All percentages in this table are based on a total of 44,884,704 shares of common stock outstanding as of the date hereof, which amount includes a total of 24,500,000 shares underlying currently outstanding and exercisable warrants. Except as indicated in the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each of the shareholders in the table below is c/o Air-Q Wi-Fi Corporation, 5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808.

Beneficially Owned
Name and Address of Beneficial Owner	Shares	Percent(1)
David Loflin	7,590,000(2)	16.91%
Waddell D. Loflin	1,200,000	2.67%
Gregory A. Bonner(3)	10,000	*
Ira R. Witkin(4)	10,000	*
All executive officers and directors as a group (4 persons)	8,790,000(2)	19.58%
Loflin Children’s Trust(5)	3,000,000(6)	6.68%
FMF Investments, Ltd.(7)	2,311,000	5.14%
Heyer Capital Fund(8)(18)	6,250,000(9)	13.92%
1008212 Alberta Ltd.(10)(18)	6,250,000(11)	13.92%
Douglasdale Capital Ltd.(12)(18)	6,250,000(13)	13.92%
Douglasbank Capital Ltd.(14)(18)	6,250,000(15)	13.92%
Shelter Capital Ltd.(16)	4,000,000(17)	8.91%
*	Less than 1%
(1)	Based on 44,884,704 shares outstanding, including a total of 24,500,000 shares underlying currently outstanding and exercisable warrants.
(2)

3,000,000 of these shares are beneficially owned by the Loflin Children’s Trust; 250,000 of these shares are owned by the Phoenix Trust. The beneficiaries of both entities are the minor children of David Loflin. Mr. Loflin is the trustee of each entity and possesses voting and investment control over the shares owned by each. Mr. Loflin disclaims any beneficial ownership of the shares owned by either trust.

(3)	Mr. Bonner’s address is 5223 Hagerstown Avenue, Baton Rouge, Louisiana 70817.
(4)	Mr. Witkin’s address is 980 Crepe Myrtle Lane, Copper Canyon, Texas 76226.
(5)

Loflin Children’s Trust’s address is 7635 Jefferson Highway, #309, Baton Rouge, Louisiana 70809. David Loflin is the trustee of this entity and possesses voting and investment control of the shares owned by it

(6)	See footnote 2.
(7)

FMF Investments’ address is 819 Office Park Circle, Lewisville, Texas 75057. L. A. Newlan, Jr. and Eric Newlan are officers of the general partner of this entity and, in these capacities, possess votiing and investment control of the shares owned by it.

(8)	Heyer Capital’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1. Peter Rochow is the owner of this entity and possesses voting and investment control of the shares owned by it.
(9)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(10)

1008212 Alberta’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1. Peter Rochow possesses voting and investment control of the shares owned by this entity. Mr. Rochow disclaims any beneficial ownership of the shares owned by this entity.

(11)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(12)

Douglasdale Capital’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1. Peter Rochow possesses voting and investment control of the shares owned by this entity. Mr. Rochow disclaims any beneficial ownership of the shares owned by this entity.

(13)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(14)

Douglasbank Capital’s address is 418 Douglas Park View S.E., Calgary, Alberta, Canada T2Z 2R1. Peter Rochow possesses voting and investment control of the shares owned by this entity. Mr. Rochow disclaims any beneficial ownership of the shares owned by this entity.

(15)	1,250,000 of these shares have been issued; 5,000,000 of these shares have not been issued, but underlie currently exercisable warrants.
(16)

Shelter Capital’s address is P.O. Box 64, Providenciales, Turks and Caicos Islands. Peter Rochow possesses voting and investment control of the shares owned by this entity. Mr. Rochow disclaims any beneficial ownership of the securities owned by this entity.

(17)	None of these shares has been issued, but underlie currently exercisable warrants.
(18)

Heyer Capital Fund, 1008212 Alberta Ltd., Douglasdale Capital Ltd. and Douglasbank Capital Ltd. have common management, Mr. Peter Rochow, who possess the power of disposition over the securities owned by these entities; the beneficial ownership of each of these entities is different. Mr. Rochow disclaims any beneficial ownership of the shares owned by these entities, except for those owned by Heyer Capital Fund, of which he is the beneficial owner.

LITIGATION
We are not currently involved in any legal proceedings.

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by selling shareholders. Specific information concerning each of the selling shareholders and the securities offered by them is included under “Selling Shareholders” on page ___. The common stock may be resold or distributed from time to time by the selling shareholders, or by donees or transferees of, or other successors in interests to, the selling shareholders, directly to one or more purchasers or through brokers, dealers or underwriters who may act solely as agents or may acquire such common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this prospectus may be effected in one or more of the following methods:

-	ordinary brokers' transactions;
-	transactions involving cross or block trades or otherwise on the American Stock Exchange;
-	purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
-	"at the market" to or through market makers or into an existing market for the common stock;
-	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;
-	in privately negotiated transactions; or
-	any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts or concessions from the selling shareholder and/or purchasers of the common stock for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions. Commissions received by any broker may be deemed to be underwriting commissions.

Each selling shareholder is an "underwriter" within the meaning of the Securities Act. Any broker-dealers who act in connection with the sale of the shares hereunder will be "underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares will be underwriting discounts and commissions under the Securities Act.

We know of no existing arrangements between any selling shareholder, any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of their respective shares. Neither we nor any selling shareholder can presently estimate the amount of compensation that any agent will receive. At a time a particular offer of shares is made by a selling shareholder, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers and any compensation from a selling shareholder and any other required information. We will pay all of the expenses incident to the registration, offering and sale of the shares of stock to the public other than commissions or discounts of underwriters, broker-dealers or agents.

We have advised the selling shareholders that while they are engaged in a distribution of shares of our common stock included in this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares of our common stock offered by this prospectus. This offering will terminate on the date on which all shares included in this prospectus and offered hereby have been sold by the selling shareholders.

SELLING SHAREHOLDERS

The following table assumes that each selling shareholder is offering for sale shares of common stock previously issued or issuable by us. We have agreed to pay all expenses in connection therewith (other than brokerage commissions and fees and expenses of counsel of the respective selling shareholders). None of the selling shareholders is a registered broker/dealer, nor is any an affiliate of a broker/dealer. Except as noted below, none of the selling shareholders has ever held any position with us or had any other material relationship with us. The following table sets forth the beneficial ownership of the shares of the stock by each person who is a selling shareholder. We will not receive any proceeds from the sales of stock by the selling shareholders.

Beneficially Owned
Percent(1)
Name of Beneficial Owner	Shares Offered	Shares	Before Offering	After Offering
Heyer Capital Fund(2)	6,250,000(3)	6,250,000	13.92%	0%
1008212 Alberta Ltd.(4)	6,250,000(5)	6,250,000	13.92%	0%
Shelter Capital(6)	4,000,000(7)	4,000,000	8.91%	0%
FMF Investments, Ltd.(8)	2,311,000	2,311,000	5.14%	0%
David Loflin(9)	1,250,000	7,590,000(10)	16.91%	14.12%
Camelot Lakes, Ltd.(14)	625,000	625,000	1.39%	0%
Loflin Children’s Trust(12)	500,000	3,000,000(13)	6.68%	5.57%
Integrity Financial, LLC(14)	250,000	500,000	1.11%	*
Phoenix Trust(15)	250,000	250,000(13)	*	*
Waddell D. Loflin(16)	200,000	1,200,000	2.67%	*
B. Edward Haun & Co.(17)	125,000	250,000	*	*
Steven Viegas(18)	100,000	400,000	*	*
Thomas J. Loflin(19)	100,000	500,000	1.11%	*
Tobey Loflin(20)	50,000	50,000	*	0%
Marjorie Blanton(21)	50,000	50,000	*	0%
Ross S. Bravata(22)	10,000	60,000	*	*
Michael Cohn(23)	10,000	50,000	*	*
JPM Holdings, Inc.(24)	48,500	48,500	*	0%
Ira R. Witkin(25)	10,000	10,000	*	0%
Gregory A. Bonner(26)	10,000	10,000	*	0%
T. Alan Owen & Associates, P.C.(27)	35,000	35,000	*	0%
(1)	Based on 44,896,704 shares outstanding as of the date of this prospectus, assuming the issuance of all 24,500,000 shares underlying currently issued and exercisable warrants.
(2)

5,000,000 of the shares offered by this selling shareholder underlie a like number of common stock purchase warrants issued pursuant to a securities purchase agreement. All of these warrants are exercisable currently and have a term of five years. The respective exercise prices are: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. Peter Rochow, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

(3)	1,250,000 of these shares have been issued; 5,000,000 of these shares underlie currently issued and exercisable warrants.
(4)

5,000,000 of the shares offered by this selling shareholder underlie a like number of common stock purchase warrants issued pursuant to a securities purchase agreement. All of these warrants are exercisable currently and have a term of five years. The respective exercise prices are: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. Peter Rochow, president of this selling shareholder, possesses voting and investment control over these securities. Mr. Rochow disclaims any beneficial ownership of these securities.

(5)	1,250,000 of these shares have been issued; 5,000,000 of these shares underlie currently issued and exercisable warrants.
(6)

All of the shares offered by this selling shareholder underlie a like number of common stock purchase warrants issued in payment of a finder’s fee. All of these warrants are exercisable currently and have a term of five years. The respective exercise prices are: 1,000,000 shares at $.20 per share; 1,000,000 shares at $.30 per share; 1,000,000 shares at $.40 per share; and 1,000,000 shares at $.50 per share. Peter Rochow, managing director of this selling shareholder, possesses voting and investment control over these securities. Mr. Rochow disclaims any beneficial ownership of these securities.

(7)	All of these shares underlie currently issued and exercisable warrants.
(8)

FMF Investments purchased 611,000 of the shares offered by it from a former control person in a change-in-control transaction. FMF Investments obtained 2,000,000 of the shares offered by it pursuant to a stock purchase agreement whereby we acquired all of the outstanding capital stock of Air-Q Corp., a Nevada corporation. L. A. Newlan, Jr. and Eric Newlan are principals of this selling shareholder and possess voting and investment control over these securities, and are the beneficial owners of these securities.

(9)

Mr. Loflin is currently our president and a director and has served in those capacities since a change in control occurred in June 2003. He obtained the shares offered by him pursuant to a stock purchase agreement whereby we acquired all of the outstanding capital stock of Air-Q Corp., a Nevada corporation.

(10)

3,000,000 of these shares are beneficially owned by the Loflin Children’s Trust; 250,000 of these shares are owned by the Phoenix Trust. The beneficiaries of both entities are the minor children of David Loflin. Mr. Loflin is the trustee of each entity and possesses voting and investment control over the shares owned by each. Mr. Loflin disclaims any beneficial ownership of the shares owned by either trust.

(11)

The shares offered by this selling shareholder were issued in payment of consulting services. Jimmy R. Carter, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

(12)	The shares offered by this selling shareholder were obtained as a gift.
(13)	See footnote 10.
(14)

The shares offered by this selling shareholder were issued in payment of consulting services. Matthew Marcus, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

(15)	The shares offered by this selling shareholder were obtained as a gift.
(16)

Mr. Loflin is currently our vice president, secretary and a director and has served in those capacities since a change in control occurred in June 2003. He obtained the shares offered by him as a bonus for his service as a director.

(17)

The shares offered by this selling shareholder were issued in payment of consulting services. B. Edward Haun, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

(18)	The shares offered by this selling shareholder were issued in payment of consulting services.
(19)	The shares offered by this selling shareholder were obtained as a gift.
(20)	The shares offered by this selling shareholder were obtained as a gift.
(21)	The shares offered by this selling shareholder were obtained as a gift.
(22)	The shares offered by this selling shareholder were obtained as a gift.
(23)	The shares offered by this selling shareholder were obtained as a gift.
(24)

The shares offered by this selling shareholder were issued in payment of consulting services and Wi-Fi hotspot location and installation services. Casey Jensen, president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

(25)	The shares offered by this selling shareholder were issued in payment of his services as a director.
(26)	The shares offered by this selling shareholder were issued in payment of his services as a director.
(27)

The shares offered by this selling shareholder were issued in payment of consulting services. T. Alan Owen, as president of this selling shareholder, possesses voting and investment control over these securities, and is the beneficial owner of these securities.

DESCRIPTION OF CAPITAL STOCK
Authorized Capital Stock

Our authorized capital stock consists of 200,000,000 shares of common stock, $.001 par value, and 50,000,000 shares of preferred stock, $.001 par value, 49,000,000 of which shares are undesignated and 1,000,000 of which shares are designated as Series A. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our restated certificate of incorporation and bylaws, which are exhibits to the registration statement of which this prospectus forms a part.

Common Stock

As of the date hereof, there are 20,396,704 shares of our common stock outstanding and held of record by 107 shareholders. An additional 24,500,000 shares of common stock have been reserved for issuance pursuant to various warrants.

Each share of our common stock entitles its holder to one vote on all matters to be voted upon by our shareholders. Subject to preferences that may apply to any of our outstanding preferred stock, holders of our common stock will receive ratably any dividends our board of directors declares out of funds legally available for that purpose. If we liquidate, dissolve or wind up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any of our outstanding preferred stock. Our common stock has no preemptive rights, conversion rights, or other subscription rights or redemption or sinking fund provisions.

Preferred Stock

Our board of directors has the authority, without further action by our shareholders, to issue up to 50,000,000 shares of our preferred stock in one or more series. Our board of directors may designate the rights, preferences, privileges, and restrictions of our preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms, and number of shares constituting any series or the designation of any series. The issuance of our preferred stock could have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control. Even the ability to issue preferred stock could delay or impede a change in control.

To date, our board of directors have designated 1,000,000 shares of our preferred stock as Series A. We have issued 500,000 of our Series A preferred stock for cash, pursuant to a securities purchase agreement. We pay a 6% dividend on our outstanding shares of Series A preferred stock. The shares of series A preferred stock have the right, at the holder’s option, at any time or from time to time following the one hundred eightieth day from issue, to convert any of such shares of series A preferred stock into fully paid and non-assessable shares of our common stock, at the rate of one share of common stock for every five shares of series A preferred stock so converted. Each holder of outstanding shares of Series A preferred stock shall be entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series A preferred stock held by such holder are then convertible at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration.

Warrants

As of the date hereof, warrants to purchase a total of 24,000,000 shares of our common stock were outstanding with exercise prices ranging from $.20 to $.50 per share and a weighted average exercise price of $.35 per share. All of these warrants are exercisable for a period of five years, expiring in 2008. We also have outstanding 250,000 warrants to purchase 250,000 shares of our common stock at an exercise price of $3.50 per share and 250,000 warrants to purchase 250,000 shares of our common stock at an exercise price of $4.50 per share, expiring in March 2007. Each warrant contains provisions for the adjustment of the exercise price and the number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reorganizations and reclassifications and consolidations.

Anti-Takeover Provisions
Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested shareholder” for a period of three years following the date the person becomes an interested shareholder, unless:

-	our board of directors approved the business combination or the transaction in which the person became an interested shareholder prior to the date the person attained this status;
-

upon consummation of the transaction that resulted in the person becoming an interested shareholder, the person owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

-

on or subsequent to the date the person became an interested shareholder, our board of directors approved the business combination and the shareholders other than the interested shareholder authorized the transaction at an annual or special meeting of shareholders by the affirmative vote of at least 66 2/3% of the outstanding stock not owned by the interested shareholder.

Section 203 defines a “business combination” to include:
-	any merger or consolidation involving us and the interested shareholder;
-	any sale, transfer, pledge or other disposition involving the interested shareholder of 10% or more of our assets;
-	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested shareholder;
-	any transaction involving us that has the effect of increasing the proportionate share of our stock owned by the interested shareholders; and
-	the receipt by the interested shareholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits provided by or through us.

In general, Section 203 defines an “interested shareholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the time of determination of interested shareholder status did own, 15% or more of a corporation’s voting stock.

Certificate of Incorporation and Bylaw Provisions

Our restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of Air-Q Wi-Fi Corporation. First, our board can issue up to 50,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control. Second, our bylaws provide that shareholders seeking to present proposals before a meeting of shareholders or to nominate candidates for election as directors at a meeting of shareholders must provide timely notice in writing. Our bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may delay or preclude shareholders from bringing matters before a meeting of shareholders or from making nominations for directors at a meeting of shareholders, which could delay or deter takeover attempts or changes in management. Fourth, our restated certificate of incorporation provides that, subject to the rights of the holders of any outstanding series of our preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. In addition, our restated certificate of incorporation provides that our board of directors may fix the number of directors by resolution. Fifth, our restated certificate of incorporation prohibits cumulative voting for our directors. The absence of cumulative voting may make it more difficult for shareholders owning less than a majority of our stock to elect any directors to our board.

Transfer Agent and Registrar
Securities Transfer Corporation, Frisco, Texas, is the transfer agent and registrar for our common stock.

LEGAL MATTERS

The law firm of Newlan & Newlan, Lewisville, Texas, has acted as our legal counsel in connection with the registration statement of which this prospectus forms a part and related matters. The partners of the firm of Newlan & Newlan own, directly and indirectly, a total of 2,311,000 shares of our common stock. FMF Investments, Ltd., a selling shareholder herein, is an entity controlled by the partners of Newlan & Newlan.

EXPERTS

Our financial statements for the period ended June 17, 2003 (Inception), through December 31, 2003, as indicated in the report thereon, that appear in this prospectus have been audited by Malone & Bailey, PLLC, independent auditor. In addition, the financial statements of Covenant Financial Corporation for the years ended December 31, 2002 and 2001, as indicated in the report thereon, that appear in this prospectus have been audited by Malone & Bailey, PLLC, independent auditor. The financial statements audited by Malone & Bailey, PLLC have been included in reliance on its reports given on its authority as an expert in accounting and auditing.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf process, the selling shareholders may sell up to an aggregate of 22,434,500 shares of our common stock in one or more offerings. This prospectus and any applicable prospectus supplement provided to you should be considered together with the additional information described under the heading “Where You Can Find More Information”. The registration statement that contains this prospectus (including exhibits to the registration statement) contains additional information about our company and the securities offered by this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information”.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be sold in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement. In addition, we will file reports, proxy statements, and other information with the SEC under the Securities Exchange Act of 1934. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the SEC.

We will furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available to our shareholders quarterly reports containing unaudited financial data for the first three quarters of each fiscal year.

INDEX TO FINANCIAL STATEMENTS
Air-Q Wi-Fi Corporation
Page
Independent Auditors’ Report	F-__
Consolidated Balance Sheet as of December 31, 2003	F-__
Consolidated Statement of Expenses for the Period from June 17, 2003 (Inception), Through December 31, 2003	F-__
Consolidated Statement of Stockholders' Equity for the Period from June 17, 2003 (Inception), Through December 31, 2003	F-__
Consolidated Statement of Cash Flows for the Period from June 17, 2003 (Inception), Through December 31, 2003	F-__
Notes to Consolidated Financial Statements	F-__

Covenant Financial Corporation
Independent Auditors’ Report	F-__
Balance Sheet as of December 31, 2002	F-__
Statements of Operations for the Years Ended December 31, 2002 and 2001	F-__
Statement of Stockholders' Equity (Deficit) for the Years Ended December 31, 2002	F-__
Statements of Cash Flows for the Years Ended December 31, 2002 and 2001	F-__
Notes to Consolidated Financial Statements	F-__

Balance Sheets as of March 31, 2003 (audited) (RESTATED)	F-__
Statements of Operations for the Three Months Ended March 31, 2003 (RESTATED) and 2002	F-__
Statements of Cash Flows for the Three Months Ended March 31, 2003 (RESTATED) and 2002	F-__
Notes to Consolidated Financial Statements	F-__

Unaudited Pro Forma Consolidated Financial Statements	F-__


INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Air-Q Wi-Fi Corporation

We have audited the accompanying balance sheet of Air-Q Wi-Fi Corporation (formerly Covenant Financial Corporation) as of December 31, 2003, and the related consolidated statements of expenses, stockholders’ equity, and cash flows for the period from inception, June 17, 2003, through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Air Q Wi-Fi Corporation as of December 31, 2003, and the results of its operations and its cash flows for the period from inception, June 17, 2003, through December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONE & BAILEY, PLLC
Malone & Bailey, PLLC Houston, Texas www.malone-bailey.com

February 12, 2004, except note 8 which is dated March 3, 2004


AIR-Q WI-FI CORPORATION
(Formerly Covenant Financial Corporation) (a development stage company)

CONSOLIDATED BALANCE SHEET
December 31, 2003

ASSETS
Current Assets:
Cash	$98,709
Total current assets	98,709
Equipment, net of accumulated depreciation of $4,228	28,392
Total assets	$127,101

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,587
Note payable	55,000
Total current liabilities	59,587

Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized, none issued	0
Common stock, $.001 par value, 200,000,000 shares authorized, 20,271,704 shares issued and outstanding	20,272
Additional paid-in capital	2,456,673
Deficit accumulated during the development stage	(2,409,431)
Total stockholders’ equity	67,514
Total liabilities and stockholders’ equity	$127,101

See accompanying summary of accounting policies and notes to financial statements.

AIR-Q WI-FI CORPORATION
(Formerly Covenant Financial Corporation) (a development stage company)

CONSOLIDATED STATEMENT OF EXPENSES
Period from June 17, 2003 (Inception), Through December 31, 2003

Operating Expenses:
General and administrative	$2,409,431
Net loss	(2,409,431)

Net loss per share:
Basic and diluted	$(.15)

Weighted average shares outstanding:
Basic and diluted	15,696,386

See accompanying summary of accounting policies and notes to financial statements.
AIR-Q WI-FI CORPORATION
(Formerly Covenant Financial Corporation) (a development stage company)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
Period from June 17, 2003 (Inception), Through December 31, 2003

Common Stock
Shares	Amount	Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total
Issuance of common stock to founders	11,000,000	$11,000	$(10,000)	$0	$1,000
Stock issued in reverse acquisition	1,119,204	1,119	2,021,673	0	1,119
Stock issued for services	3,152,500	3,153	2,021,673	0	2,024,826
Stock issued for cash and warrants, net of cost	5,000,000	5,000	445,000	0	450,000
Net loss	0	0	0	(2,409,431)	(2,409,431)
Balance, December 31, 2003	20,271,704	$20,272	$2,456,673	$(2,409,431)	$67,514

See accompanying summary of accounting policies and notes to financial statements.
AIR-Q WI-FI CORPORATION
(Formerly Covenant Financial Corporation) (a development stage company)

CONSOLIDATED STATEMENT OF CASH FLOWS
Period from June 17, 2003 (Inception), Through December 31, 2003

Inception through December 31, 2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,409,431)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation	4,228
Stock issued for services	2,024,826
Changes in assets and liabilities:
Accounts payable	6,706
Cash Flows Used in Operating Activities	(373,671)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(32,620)

CASH FLOWS FROM FINANCING ACTIVITIES:
Sales of common stock	450,000
Note payable	55,000
Cash Flows Provided by Financing Activities	505,000

NET INCREASE IN CASH	$98,709
Cash, beginning of period	0
Cash, end of period	$98,709

Supplemental information:
Income taxes paid	$0
Interest paid	$0

NON-CASH FINANCING ACTIVITIES:
Liabilities assumed in merger	$8,922

See accompanying summary of accounting policies and notes to financial statements.

AIR-Q WI-FI CORPORATION
(Formerly Covenant Financial Corporation) (a development stage company)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION
Nature of Company

On June 20, 2003, Air-Q Wi-Fi Corporation (“Air-Q”), formerly Covenant Financial Corporation (“Covenant”), a U.S. public company issued 11,000,000 shares of common stock for 100% of the outstanding common stock of Air-Q Corp, a privately held corporation. After the merger the stockholders of Air-Q Corp. owned approximately 95% of the outstanding common stock of Covenant and Covenant changed its name to Air-Q Wi-Fi Corporation (see note 2).

On June 17, 2003 Air-Q Corp. (“Corp”) was incorporated in Nevada. Corp. is a development-stage company that is establishing a wireless internet access system in Baton Rouge, Louisiana. Corp’s internet access systems will operate on a platform comprised of Wi-Fi (wireless fidelity) standard equipment that has been configured in a proprietary manner. The term Wi-Fi refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi-Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz. Corp’s business plan focuses on the marketing of its wireless Internet access services to businesses and residential customers.

Hereinafter, all references to Air-Q include the operations and financial condition of Corp. for the period from inception, June 17, 2003 through December 31, 2003.
Consolidation

As of December 31, 2003, Air-Q had one wholly owned subsidiaries, Air-Q Corp. All material inter-company balances and inter-company transactions have been eliminated for the purpose of presenting the accompanying consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash and Cash Equivalents
Cash and cash equivalents include cash and all highly liquid financial instruments with purchased maturities of three months or less.
Equipment
Equipment consists of computer equipment stated at cost. Depreciation is computed using the straight-line method over the estimated economic lives of three years.
Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Comprehensive Income (Loss)

Comprehensive income (loss) is defined as all changes in shareholders’ equity, exclusive of transactions with owners, such as capital instruments. Comprehensive income (loss) includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, changes in market value of certain investments in securities and certain changes in minimum pension liabilities. The Company’s comprehensive loss was equal to its net loss for the period ended December 31, 2003.

Basic Loss Per Share
Air-Q is required to provide basic and dilutive earnings (loss) per common share information.
The basic net loss per common share is computed by dividing the net loss applicable to common stockholders by the weighted average number of common shares outstanding.

Diluted net loss per common share is computed by dividing the net loss applicable to common stockholders, adjusted on an "as if converted" basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For 2003, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.
Recent Accounting Pronouncements

The Company accounts for its stock-based compensation plans under Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. Statement of Financial Accounting Standard ("FAS") No. 148, Accounting for Stock-Based Compensation-Transition and Disclosure, issued in December 2002 requires pro forma net income (loss) and pro forma net income (loss) per share to be disclosed in interim financial statements. For the period ended December 31, 2003, Air-Q’s pro form net loss and net loss per share are equal to the net loss and net loss per share reported herein.

NOTE 2 - REVERSE ACQUISITION

On June 20, 2003, Air-Q Wi-Fi Corporation, formerly Covenant Financial Corporation (“Covenant”), a U.S. public company issued 11,000,000 shares of common stock for 100% of the outstanding common stock of Air-Q Corp., a privately held corporation. After the merger the stockholders of Air-Q Corp. owned approximately 95% of the outstanding common stock of Covenant and on June 24, 2003 changed its name to Air-Q Wi-Fi Corporation.

For accounting purposes, the merger will be treated as an acquisition of Covenant and a recapitalization of Air-Q, Corp. using the purchase method of accounting. Air-Q Corp.’s historical financial statements replace Air-Q Wi-Fi’s in the accompanying financial statements.

NOTE 3 - INCOME TAXES

Air-Q has had losses since inception and therefore has no income tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $300,000 at December 31, 2003, and will expire in various years through 2023. Air-Q recorded an increase in the valuation allowance of $102,000 for the period from inception, June 17, 2003 through December 31, 2003.

Deferred income taxes consist of the following at December 31, 2003:
Long-term:
Deferred tax assets	$102,000
Valuation allowance	(102,000)
$0

NOTE 4 - NOTE PAYABLE

Air-Q has a $55,000 unsecured note payable with a third party bearing interest at 8%. Air-Q received the funding for working capital purposes. The note is due two business days after Air-Q raises $200,000 from the exercise of warrants.

NOTE 5 - CAPITAL STOCK

On September 23, 2003, Air-Q amended and restated its certificate of incorporation to increase the number of authorized shares of stock to 250,000,000. Air-Q is authorized to issue 200,000,000 shares of common and 50,000,000 shares of preferred stock. The board of directors is authorized to determine the designation, preferences, and rights of the preferred stock.

On June 20, 2003, Air-Q entered into four securities purchase agreements for a total of 5,000,000 shares of common stock at $.10 per share. Air-Q received proceeds totaling $450,000, net of $50,000 cost of raising the capital. As part of the securities purchase agreements, Air-Q issued warrants to acquire 5,000,000 shares of common stock at .$20 per share, 5,000,000 shares of common stock at $.30 per share, 5,000,000 shares of common stock at $.40 and 5,000,000 shares of common stock at $.50 per share. All warrants expire on June 19, 2008. In addition, Air-Q issued warrants to acquire 1,000,000 shares of common stock at ..$20 per share, 1,000,000 shares of common stock at $.30 per share, 1,000,000 shares of common stock at $.40 and 1,000,000 shares of common stock at $.50 per share to a third party as a fee related to raising the capital. These warrants expire on September 14, 2008. The warrants were valued using black scholes and charged against equity as a financing cost, resulting in no change in net equity.

During 2003, Air-Q issued 2,656,500 shares of common stock to third-party consultants for services; resulting in $1,514,825 in non-cash compensation expense included in general and administrative expense in the accompanying statement of expenses

During 2003, Air-Q issued 500,000 shares of common stock valued at $470,000 to the secretary and vice-president as an employment bonus to serve as an officer of Air-Q.

Air-Q measured the transactions at the date of issuance at the quoted market price at prices ranging from $.10 to $3.85 per share There are no performance commitments or penalties for non-performance, therefore Air-Q recorded the expense at the date of issuance.

NOTE 6 - WARRANTS

Air-Q issued warrants to acquire 24,000,000 shares of common stock at prices ranging from $.20 per share to $.50 per shares. 20,000,000 warrants expire on June 19, 2008 and 4,000,000 expire on September 14, 2008. The weighted average exercise price for the warrants granted during 2003 is $.35. As of December 31, 2003, no warrants have been exercised.

NOTE 7 - COMMITMENTS

On September 5, 2003, Air-Q entered into employment agreements with the President and Vice-President for terms of three years at $150,000 and $100,000 per year, respectively. Air-Q did not pay any amounts and the employees have forfeited the amounts due under the agreement from September through December 31, 2003.

NOTE 8 - SUBSEQUENT EVENT

Air-Q is authorized to issue 50,000,000 shares of preferred stock, $.001 par value. On March 2, 2004, Air-Q issued 500,000 shares of a newly created Series A convertible preferred stock (the “preferred stock”), and issued 250,000 warrants to purchase 250,000 shares of our common stock at an exercise price of $3.50 per share and 250,000 warrants to purchase 250,000 shares of our common stock at an exercise price of $4.50 per share for cash proceeds totaling $500,000.

The shares of Series A preferred stock are convertible at any time into 100,000 shares of Air-Q common stock. The shares of common stock underlying the Series A preferred stock and the warrants possesses certain demand registration rights.

The following is a description of the newly created Series A Preferred Stock:

Pursuant to a Certificate of Designation, Voting Powers, Preferences and Rights of the Series of the Preferred Stock of Air-Q Wi-fi Corporation to Be Designated Series A Preferred Stock, a copy of which was filed by us on March 2, 2004, Air-Q has the authority to issue up to 1,000,000 shares of Series A preferred stock. The following is a brief summary of important rights and preferences of our Series A preferred stock.

Dividends
Holders of Series A preferred stock are entitled to receive a cash dividend at the rate of 6% per annum, payable annually, with cumulative rights.
Voting Rights

Each holder of outstanding shares of Series A preferred stock is entitled to the number of votes equal to the number of whole shares of our common stock into which the shares of Series A preferred stock held by such holder are then convertible at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration.

In addition, until such time as fewer than 25% of the maximum number of shares of Series A preferred stock which shall ever have been issued by us shall remain outstanding, Air-Q may not, without first obtaining the affirmative vote of the holders of not less than a majority of the outstanding shares of Series A preferred stock: (i) amend, alter or repeal any provision of our certificate of incorporation; (ii) increase of decrease (other than by redemption or conversion) the authorized number of shares of Series A preferred stock; (iii) (1) authorize any shares of capital stock or any bonds, debentures, notes or other obligations convertible into or exchangeable into for or having rights to purchase, any shares of our capital stock having any preference or priority as to the right to receive any dividends or amounts distributable upon a liquidating event, or having redemption payments superior to, or on a parity with, any such preference or priority of Series A preferred stock or (2) reclassify any common stock into shares of our capital stock having any preference or priority as to the right to receive any dividends or amounts distributable upon a liquidating event, or have redemption payments superior to, or on parity with, any preference or priority of Series A preferred stock; or (iv) merge or consolidate into or with any other corporation or other entity, liquidate, dissolve or wind or sell all or substantially all of our assets.

Cumulative Rights

As long as any share of our Series A preferred stock is outstanding, no dividend, whether in cash or property, will be paid or declared, nor any distribution made, on any of the shares of our common stock, nor any shares of our common stock purchased, unless and until all dividends on the shares of Series A preferred stock for all past dividend periods and for the then-current period shall have been paid.

Liquidation Preference

In the event of any voluntary or involuntary dissolution, liquidation or winding up of our affairs, then, before any distribution or payment shall be made to the holders of the shares of our common stock, the holders of the shares of Series A preferred stock are entitled to be paid in full an amount equal to $1.00 per share, together with accrued dividends to such distribution payment date, whether or not earned or declared.

Conversion Rights

The holder of any shares of our Series A preferred stock shall have the right, at such holder_s option, at any time or from time to time following the one hundred eightieth day from issue, to convert each such share of our Series A preferred stock into one-fifth (.20) of one share of our common stock, or a total of 100,000 shares of common stock.

Redemption

At the option of our board of directors, Air-Q may, at any time after one year from issue, redeem the whole, or any part, of the shares of our Series A preferred stock outstanding by paying in cash therefor the sum of $2.00 per share, plus all dividends accrued, unpaid and accumulated thereon.

Description of $3.50 Warrants

Pursuant to our agreement with Claymore Asset Management, Air-Q issued 250,000 warrants to purchase 250,000 shares of our common stock, at an exercise price of $3.50 per share. These warrants expire on March 1, 2007.

Description of $4.50 Warrants

Pursuant to our agreement with Claymore Asset Management, Air-Q issued 250,000 warrants to purchase 250,000 shares of our common stock, at an exercise price of $4.50 per share. These warrants expire on March 1, 2007.

The warrants issued to the holders of the Preferred Stock were assigned a value of $290,442, which decreased the carrying value of the Preferred Stock. The warrants were valued using the Black-Scholes method with the following assumptions: a risk-free interest rate of 3.5%, and expiration date of March 1, 2007, a volatility factor of 53% and a dividend yield of 0%. In connection with the issuance of the Preferred stock and warrants, Air-Q recorded $165,442 related to the beneficial conversion feature on the Preferred Stock as a deemed dividend, which will be reflected in the income or loss applicable to common stockholders in the calculation of basic and diluted net loss per share. A beneficial conversion feature is present because the effective conversion price of the Preferred Stock was less that the fair value of the common stock on the commitment date.


INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
Covenant Financial Corporation (formerly HomeGate Corporation)
Dallas, Texas

We have audited the accompanying balance sheet of Covenant Financial Corporation (Formerly Homegate Corporation) as of December 31, 2002, and the related statements of operations, stockholders’ equity (deficit), and cash flows for each of the two years then ended. These financial statements are the responsibility of Covenant’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Covenant Financial Corporation (Formerly Homegate Corporation) as of December 31, 2002, and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ MALONE & BAILEY, PLLC
Malone & Bailey, PLLC Houston, Texas www.malone-bailey.com

April 3, 2003


COVENANT FINANCIAL CORPORATION
(Formerly HomeGate Corporation)

BALANCE SHEET
December 31, 2002

ASSETS
Assets	$0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$29,716
Total current liabilities	29,716

Stockholders’ equity (deficit):
Common stock, $.001 par value, 50,000,000 shares authorized, 869,100 shares issued and outstanding	869
Additional paid-in capital	1,944,617
Accumulated deficit	(1,975,202)
Total stockholders’ equity (deficit)	(29,716)
Total liabilities and stockholders’ equity (deficit)	$0

See accompanying summary of accounting policies and notes to financial statements.

COVENANT FINANCIAL CORPORATION
(Formerly HomeGate Corporation)

STATEMENTS OF OPERATIONS
Years Ended December 31,

2002	2001
Revenues	$12,000	$134,297
Cost and Expenses:
General and administrative	13,747	126,231
Depreciation and amortization	10,185	4,611
Write off of investment	0	0
Income (loss) from operations	(11,932)	3,455
Interest expense	(2,101)	(346)
Net income (loss)	$(14,033)	$3,109

Net income (loss) per share:
Net income (loss) basic and diluted	$(0.02)	$0.00
Weighted average shares outstanding:
Basic and diluted	863,525	832,001

See accompanying summary of accounting policies and notes to financial statements.

COVENANT FINANCIAL CORPORATION
(Formerly HomeGate Corporation)
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
Years Ended December 31, 2002
Common Stock
Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total
Issuance of common stock to founders for net assets	70,000	$700	$1,937,300	$0	$1,938,000
Issuance of common stock in connection with merger with Spartan Oil Corporation	122,089	122	(9,401)	0	(9,279)
Net loss	0	0	0	(1,964,278)	(1,964,278)
Balance, December 31, 2000	822,089	822	1,927,899	(1,964,278)	(35,557)
Issuance of common stock for services	22,754	23	2,252	0	2,275
Net income	0	0	0	3,109	3,109
Balance, December 31, 2001	844,843	845	1,930,151	(1,961,169)	(30,173)
Issuance of common stock for services	22,754	24	219	0	243
Expense paid by shareholder	0	0	14,247	0	14,247
Net loss	0	0	0	(14,033)	(14,033)
Balance, December 31, 2002	869,100	$869	$1,944,617	$(1,975,202)	$(29,716)
See accompanying summary of accounting policies and notes to financial statements.

COVENANT FINANCIAL CORPORATION
(Formerly HomeGate Corporation)

STATEMENTS OF CASH FLOWS
Years Ended December 31,

2002	2001
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(14,033)	$3,109
Adjustments to reconcile net deficit to cash used by operating activities
Depreciation and amortization	10,185	4,611
Common stock for services	243	2,275
Bad debt expense	2,387	0
Expenses paid by shareholder	14,247	0
Transfer to Wilkerson Consulting, Inc.	1,728	0
Net change in:
Accounts receivable	0	57,613
Accounts payable	4,223	(91,109)
CASH FLOWS PROVIDED (USED IN) OPERATING ACTIVITIES	5,059	(23,501)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	0	(68,958)

CASH FLOWS FROM FINANCING ACTIVITIES
Sale of stock	0	0
Advances, net	0	30,687
Proceeds from debt	0	63,004
Payment on debt	(5,059)	(2,169)
CASH FLOWS FROM FINANCING ACTIVITIES	(5,059)	91,522

NET DECREASE IN CASH	0	(937)
Cash, beginning of period	0	937
Cash, end of period	$0	$0

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$2,101	$346
Income taxes paid	$0	$0
NON-CASH TRANSACTIONS:
Issuance of note receivable for contracts	$0	$268,000
Cancellation of advances and transfer of assets	$30,687	$0

See accompanying summary of accounting policies and notes to financial statements.

COVENANT FINANCIAL CORPORATION
(Formerly HomeGate Corporation)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES
Nature of Business

Covenant Financial Corporation (Formerly Homegate Corporation) referred to as (“Covenant”) was incorporated on February 7, 2000 in Delaware. Covenant has no operations and is looking for a merger or acquisition candidate. In December 2002, Covenant transferred its assets and certain liabilities to its majority shareholder.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.
Revenue Recognition
Revenues are recorded in the period management fees are earned and expenses are recognized in the period in which the related liability is incurred.
Long-lived Assets

Property, plant and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives of each asset. Homegate performs reviews for the impairment of long-lived assets whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Income Taxes

The asset and liability approach is used to account for income taxes by recognizing deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Compaq records a valuation allowance to reduce the deferred tax assets to the amount that is more likely than not to be realized.

Earnings Per Share

Basic net loss per share excludes dilution and is computed by dividing net loss by the weighted average number of common shares outstanding for the period presented. Diluted net loss per common share was the same as basic net loss per common share for the period presented since Covenant has no potentially dilutive securities and because of the Covenant's net loss.

Recent Accounting Pronouncements
Covenant does not expect the adoption of recently issued accounting pronouncements to have a significant impact on Covenant’s results of operations, financial position or cash flow.

NOTE 2 - TRANSFER OF ASSETS AND LIABILITIES

In December 2002, Covenant transferred all of its assets and the corresponding liabilities to its majority shareholder Wilkerson Consulting, Inc. Covenant recorded a charge of $1,728 in connection with the transaction. Wilkerson Consulting, Inc. forgave its advances in connection with this transaction and will receive 150,000 shares of common stock. Covenant issued the 150,000 shares of common stock in January 2003. Covenant is currently looking for a merger or acquisition candidate.

NOTE 3 - COMMON STOCK
In March 2002, Covenant issued 22,754 common shares for services for $243.
In March 2002, the Board of Directors authorized a reverse stock split of 1 for 10. The reverse stock split has been applied retroactively to prior periods.
In July 2001, Homegate issued 22,754 common shares for services for $2,275.

NOTE 4 - INCOME TAXES

For the years ended December 31, 2002 and 2001, Covenant incurred a net loss or applied its net operating loss carry-forward and therefore had no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $198,000 at December 31, 2002, and will expire in the years 2020 through 2022.

Deferred income taxes consist of the following at December 31:
2002	2001
Long-term:
Deferred tax assets	$67,000	$63,000
Valuation Allowance	(67,000)	(63,000)
$0	$0


COVENANT FINANCIAL CORPORATION

BALANCE SHEET
March 31, 2003 (uanudited) (RESTATED)

ASSETS
Assets	$0

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$9,716
Total current liabilities	9,716

Stockholders’ deficit:
Common stock, $.001 par value, 50,000,000 shares authorized, 1,069,100 shares issued and outstanding	1,069
Additional paid-in capital	1,964,417
Accumulated deficit	(1,975,202)
Total stockholders’ deficit	(9,716)
Total liabilities and stockholders’ deficit	$0

COVENANT FINANCIAL CORPORATION

STATEMENTS OF OPERATIONS
(Unaudited)

Three Months Ended
2003 (RESTATED)	2002
Revenues	$0	$6,000
Cost and Expenses:
General and administrative	0	20,546
Depreciation and amortization	0	4,185
0	24,731
Loss from operations	0	(18,731)
Interest expense	0	(346)
Net loss	$0	$(19,432)

Net income (loss) per share:
Net income (loss) basic and diluted	$0	$(0.02)
Weighted average shares outstanding:
Basic and diluted	913,484	844,843

COVENANT FINANCIAL CORPORATION

STATEMENTS OF CASH FLOWS
(Unaudited)

Three Months Ended
2003 (RESTATED)	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$0	$(19,432)
Adjustments to reconcile net deficit to cash used by operating activities
Depreciation and amortization	0	4,185
Common stock for services	0	243
Bad debt expense	0	0
Expenses paid by shareholder	0	0
Transfer to Wilkerson Consulting, Inc.	0	0
Net change in:
Accounts receivable	0	0
Accounts payable	0	18,470
CASH FLOWS PROVIDED OPERATING ACTIVITIES	0	3,466

CASH FLOWS FROM FINANCING ACTIVITIES
Payment on debt	0	(2,359)

NET INCREASE IN CASH	0	1,107
Cash, beginning of period	0	0
Cash, end of period	$0	$1,107

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$701
Income taxes paid	$0	$0

COVENANT FINANCIAL CORPORATION

NOTES TO FINANCIAL STATEMENTS

Note 1 - Presentation

The balance sheet of the Company as of March 31, 2003, the related statements of operations for the three months ended March 31, 2003 and 2002 and the statements of cash flows for the three months ended March 31, 2003 and 2002 included in the condensed financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying condensed financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to summarize fairly the Company's financial position and results of operations. The results of operations for the three months ended March 31, 2003 are not necessarily indicative of the results of operations for the full year or any other interim period. The information included in this Form 10-QSB should be read in conjunction with Management's Discussion and Analysis and Financial Statements and notes thereto included in the Company's December 31, 2002 Form 10-KSB.

Note 2 - Restatements of Previously Reported Financial Statements

The Company originally filed the financial statements and accounted for the issuance of 200,000 shares of common stock as expense in the three month period ended March 31, 2003. The Company should have recorded the issuance as a reduction of accounts payable because the amounts were accrued at December 31, 2003. The balance sheet was revised to record the reduction in accounts payable and additional paid in capital. The statement of operations has been restated to remove the $20,000 in expense recorded incorrectly. A summary of the restatement is as follows:

Balance Sheet
as of March 31, 2003
Previously Stated	Increase (Decrease)	Restated
Assets
Total assets	$0	$0	$0
Liabilities and Shareholders’ Equity
Accounts payable	29,716	(20,000)	9,716
Common stock	1,069	0	1,069
Additional paid-in capital	1,964,417	0	1,964,417
Accumulated deficit	(1,995,202)	20,000	(1,975,202)
Total liabilities and shareholders’ equity	$0	$0	$0

Statement of Operations
For the Three Months Ended March 31, 2004
Previously Stated	Increase (Decrease)	Restated
Revenues	$0	$0	$0
General and administrative expense	$20,000	$(20,000)	$0
Net loss	$(20,000)	$20,000	$0
Basic and diluted loss per share	$(0.02)	$0.02	$0


UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On June 20, 2003, Air-Q Wi-Fi Corporation, formerly Covenant Financial Corporation (“Covenant”), a U.S. public company issued 11,000,000 shares of common stock for 100% of the outstanding common stock of Air-Q Corp., a privately held corporation. After the merger the stockholders of Air-Q Corp. owned approximately 95% of the outstanding common stock of Covenant and on June 24, 2003 changed its name to Air-Q Wi-Fi Corporation.

For accounting purposes, the merger will be treated as an acquisition of Covenant and a recapitalization of Air-Q, Corp. using the purchase method of accounting. Air-Q Corp.’s historical financial statements replace Air-Q Wi-Fi’s in the accompanying financial statements.

The unaudited pro forma consolidated statement of operations for the period ended December 31, 2003, prepared assuming that the transaction described above was consummated as of the beginning of the period presented giving effect to the acquisition, will effectively be that of Air-Q Wi-Fi with the exception of costs of being a registrant for the six months ended June 30, 2003, which would have been approximately $5,000 of additional expense; therefore, an Unaudited Pro Forma Consolidated Income Statement is not included herein, and reference should be made to the audited income statement of Air-Q Wi-FI for the period ended at December 31, 2003, included elsewhere herein. In addition, no unaudited pro forma balance sheet is required to be presented because the Air-Q Wi-Fi audited balance sheet as of December 31, 2003, included elsewhere herein reflects the reverse acquisition with Covenant.


PART II
INFORMATION NOT IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.
Estimated expenses payable by the Company in connection with the registration of Common Stock covered hereby are as follows:
Registration Fee	$ 1,845.72
Underwriter’s unaccountable expense allowance	0.00
Printing and engraving expenses	500.00	*
Legal fees and expenses	15,000.00
Accounting fees and expenses	5,000.00	*
Blue Sky fees and expenses	2,000.00	*
Transfer agent and registrar fees and expenses	0.00
Miscellaneous	1,000.00	*
Total	$25,345.72	*
(*) Estimate

Item 14. Indemnification of Directors and Officers.

As permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that (i) the registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law, (ii) the registrant may, in its discretion, indemnify its other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) the registrant is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings, (iv) the rights conferred in the bylaws are not exclusive, and (v) the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

The registrant has entered into agreements with its directors and executive officers that require the registrant to indemnify such persons against expenses, judgments, fines, settlements, and other amounts that any such person becomes legally obligated to pay (including with respect to a derivative action) in connection with any proceeding, whether actual or threatened, to which such person may be made a party by reason of the fact that such person is or was a director or officer of the registrant or any of its affiliates, provided such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the registrant. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. At present, no litigation or proceeding is pending that involves a director or officer of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

Registrant has purchased no insurance for indemnification of its officers and directors, agents, etc., nor has there been any specific agreement for indemnification made between Registrant and any of its officers and directors, or others, with respect to indemnification for them arising out of their duties to Registrant.

Item 15. Recent Sales of Unregistered Securities.
1.	(a)	Securities Sold. In June 2003, 11,000,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to David Loflin (9,000,000 shares) and FMF Investments, Ltd. (2,000,000 shares)
	(c)	Consideration. Such shares of Common Stock were issued in exchange for all of the outstanding shares of Air-Q Corp., a Nevada corporation.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchasers were sophisticated investors capable of evaluating an investment in the Company.

2.	(a)	Securities Sold. In June 2003, 1,250,000 shares of Company Common Stock were sold.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were sold to Heyer Capital Fund.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement for $125,000 in cash.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

3.	(a)	Securities Sold. In June 2003, a total of 5,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to Heyer Capital Fund.
	(c)	Consideration. Such warrants were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

4.	(a)	Securities Sold. In June 2003, 1,250,000 shares of Company Common Stock were sold.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were sold to 1008212 Alberta Ltd.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement for $125,000 in cash.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

5.	(a)	Securities Sold. In June 2003, a total of 5,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to 1008212 Alberta Ltd.
	(c)	Consideration. Such warrants were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

6.	(a)	Securities Sold. In June 2003, 1,250,000 shares of Company Common Stock were sold.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were sold to Douglasdale Capital Ltd.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement for $125,000 in cash.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

7.	(a)	Securities Sold. In June 2003, a total of 5,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to Douglasdale Capital Ltd.
	(c)	Consideration. Such warrants were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

8.	(a)	Securities Sold. In June 2003, 1,250,000 shares of Company Common Stock were sold.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were sold to Douglasbank Capital Ltd.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a securities purchase agreement for $125,000 in cash.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

9.	(a)	Securities Sold. In June 2003, a total of 5,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to Douglasbank Capital Ltd.
	(c)	Consideration. Such warrants were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,250,000 shares at $.20 per share; 1,250,000 shares at $.30 per share; 1,250,000 shares at $.40 per share; and 1,250,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

10.	(a)	Securities Sold. In June 2003, 300,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Newlan & Newlan, Attorneys at Law.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to consulting and legal services agreement and were valued at $30,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

11.	(a)	Securities Sold. In June 2003, 500,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $50,000.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

12.	(a)	Securities Sold. In July 2003, 400,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Steven Viegas.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $40,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

13.	(a)	Securities Sold. In July 2003, 250,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to B. Edward Haun & Company.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $25,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

14.	(a)	Securities Sold. In July 2003, 500,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Waddell D. Loflin.
	(c)	Consideration. Such shares of Common Stock were issued as a bonus and were valued at $50,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

15.	(a)	Securities Sold. In August 2003, 625,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Camelot Lakes, Ltd.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $468,750.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

16.	(a)	Securities Sold. In August 2003, 500,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Integrity Securities, LLC.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $375,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

17.	(a)	Securities Sold. In September 2003, a total of 4,000,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such options were issued to Shelter Capital Ltd.
	(c)	Consideration. Such warrants were issued pursuant to a finder’s fee agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 1,000,000 shares at $.20 per share; 1,000,000 shares at $.30 per share; 1,000,000 shares at $.40 per share; and 1,000,000 shares at $.50 per share. All of the warrants are exercisable for a period of five years from issuance.

18.	(a)	Securities Sold. In October 2003, 16,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to JPM Holdings, Inc.
	(c)	Consideration. Such shares of Common Stock were issued in payment of consulting services and were valued at $40,320.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

19.	(a)	Securities Sold. In November 2003, 35,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to T. Alan Owen & Associates, P.C.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $84,000.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

20.	(a)	Securities Sold. In November 2003, 6,500 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to JPM Holdings, Inc.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a development agreement and were valued at $16,575.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

21.	(a)	Securities Sold. In November 2003, 10,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Gregory A. Bonner.
	(c)	Consideration. Such shares of Common Stock were issued in payment of services as a director and were valued at $38,500.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

22.	(a)	Securities Sold. In November 2003, 10,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Ira R. Witkin.
	(c)	Consideration. Such shares of Common Stock were issued in payment of services as a director and were valued at $38,500.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

23.	(a)	Securities Sold. In January 2004, 100,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Peter Rochow.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a consulting agreement and were valued at $375,000.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

24.	(a)	Securities Sold. In January 2004, 13,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to JPM Holdings, Inc.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a development agreement and were valued at $52,650.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

25.	(a)	Securities Sold. In February 2004, 12,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to Structured Concepts, Inc.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to an advisory services agreement and were valued at $49,560.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

26.	(a)	Securities Sold. In February 2004, 13,000 shares of Company Common Stock were issued.
	(b)	Underwriter or Other Purchasers. Such shares of Common Stock were issued to JPM Holdings, Inc.
	(c)	Consideration. Such shares of Common Stock were issued pursuant to a development agreement and were valued at $48,750.
(d)

Exemption from Registration Claimed. These securities are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 4(2) thereof and Rule 506 thereunder, as a transaction not involving a public offering. This purchaser was a sophisticated investor capable of evaluating an investment in the Company.

27.	(a)	Securities Sold. In March 2004, a total of 500,000 shares of series A preferred stock of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such shares of series A preferred stock were issued to Claymore Asset Management Ltd.
	(c)	Consideration. Such shares of series A preferred stock were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. The shares of series A preferred stock shall have the right, at such holder’s option, at any time or from time to time following the one hundred eightieth day from issue, to convert any of such shares of series A preferred stock into fully paid and nonassessable shares of common stock, at the rate of one share of common stock for every five shares of series A preferred stock so converted.

28.	(a)	Securities Sold. In March 2004, a total of 500,000 common stock purchase warrants of the Company were issued.
	(b)	Underwriter or Other Purchasers. Such warrants were issued to Claymore Asset Management Ltd.
	(c)	Consideration. Such warrants were issued pursuant to a securities purchase agreement.
(d)

Exemption from Registration Claimed. These securities were sold to a single non-U.S. purchaser and are exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Regulation S thereunder.

(e)

Terms of Conversion or Exercise. Exercise prices of the warrants: 250,000 shares at $3.50 per share; and 250,000 shares at $4.50 per share. All of the warrants are exercisable for a period of three years from issuance.

Item 16. Exhibits and Financial Statements Schedules.
1. Exhibits.
Exhibit No.	Description
*	3.1	Certificate of Amendment of Certificate of Incorporation of Registrant.
**	3.2	Restated Certificate of Incorporation of Registrant.
**	3.3	Bylaws of Registrant.
****	3.4	Certificate of Designation, Voting Powers, Preferences and Rights of the Series of the Preferred Stock of Air-Q Wi-fi Corporation to Be Designated Series “A” Preferred Stock.
#	4.1	Specimen Common Stock Certificate.
#	5.1	Opinion of Newlan & Newlan, Attorneys at Law, re: Legality.
***	10.1	Stock Purchase Agreement among Registrant and the Shareholders of Air-Q Corp., dated as of June 20, 2003.
***	10.2	Consulting Agreement between Registrant and A.L.P. Investments, Inc., dated as of June 20, 2003.
***	10.3	Securities Purchase Agreement between Registrant and Douglasdale Capital Ltd., dated as of June 20, 2003.
***	10.4	$.20 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
***	10.5	$.30 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
***	10.6	$.40 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
***	10.7	$.50 Warrant Agreement between Registrant and Douglasdale Capital Ltd., dated June 20, 2003.
***	10.8	Securities Purchase Agreement between Registrant and Douglasbank Capital Ltd., dated as of June 20, 2003.
***	10.9	$.20 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
***	10.10	$.30 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
***	10.11	$.40 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
***	10.12	$.50 Warrant Agreement between Registrant and Douglasbank Capital Ltd., dated June 20, 2003.
@	10.13	Securities Purchase Agreement between Registrant and Heyer Capital Fund, dated as of June 27, 2003.
@	10.14	$.20 Warrant Agreement between Registrant and Heyer Capital Fund, dated June 27, 2003.
@	10.15	$.30 Warrant Agreement between Registrant and Heyer Capital Fund, dated June 27, 2003.
@	10.16	$.40 Warrant Agreement between Registrant and Heyer Capital Fund, dated June 27, 2003.
@	10.17	$.50 Warrant Agreement between Registrant and Heyer Capital Fund, dated June 27, 2003.
@	10.18	Securities Purchase Agreement between Registrant and 1008212 Alberta Ltd., dated as of June 27, 2003.
@	10.19	$.20 Warrant Agreement between Registrant and 1008212 Alberta Ltd., dated June 27, 2003.
@	10.20	$.30 Warrant Agreement between Registrant and 1008212 Alberta Ltd., dated June 27, 2003.
@	10.21	$.40 Warrant Agreement between Registrant and 1008212 Alberta Ltd., dated June 27, 2003.
@	10.22	$.50 Warrant Agreement between Registrant and 1008212 Alberta Ltd., dated June 27, 2003.
@	10.23	Consulting and Legal Services Agreement between Registrant and Newlan & Newlan, Attorneys at Law, dated as of June 20, 2003.
@	10.24	Consulting Agreement between Registrant and Peter Rochow, dated as of June 20, 2003.
#	10.25	Consulting Agreement between Registrant and Steven Viegas, dated as of July 14, 2003.
#	10.26	Consulting Agreement between Registrant and B. Edward Haun & Company, dated as of July 14, 2003.
@	10.27	Consulting Agreement between Registrant and Camelot Lakes, Ltd., dated as of August 3, 2003.
@	10.28	Consulting Agreement between Registrant and Integrity Securities, LLC, dated as of August 13, 2003.
@	10.29	$.20 Warrant Agreement between Registrant and Shelter Capital Ltd., dated September 15, 2003.
@	10.30	$.30 Warrant Agreement between Registrant and Shelter Capital Ltd., dated September 15, 2003.
@	10.31	$.40 Warrant Agreement between Registrant and Shelter Capital Ltd., dated September 15, 2003.
@	10.32	$.50 Warrant Agreement between Registrant and Shelter Capital Ltd., dated September 15, 2003.
#	10.33	Indemnity Agreement, dated November 12, 2003, between Registrant and Gregory A. Bonner.
#	10.34	Indemnity Agreement, dated November 12, 2003, between Registrant and Ira R. Witkin.
#	10.35	Wi-Fi Hotspot Development Agreement, dated as of October 1, 2003, between Registrant and JPM Holdings, Inc.
#	10.36	Tollbooth Services Agreement between Registrant and AuthDirect, Inc.
#	10.37	Commercial Services Agreement, dated July 9, 2003, between Registrant and Cox Communications Central II, Inc.
****	10.38	Securities Purchase Agreement between Registrant and Claymore Asset Management Ltd., dated March 2, 2004.
****	10.39	$3.50 Warrant Agreement between Registrant and Claymore Asset Management Ltd., dated March 2, 2004.
****	10.40	$4.50 Warrant Agreement between Registrant and Claymore Asset Management Ltd., dated March 2, 2004.
****	10.41	Registration Rights Letter Agreement between Registrant and Claymore Asset Management Ltd., dated March 2, 2004.
#	10.42	Wi-Fi Hotspot Development Agreement, dated as of February 1, 2004, between Registrant and Star-Span Wi-Fi, Inc.
#	10.43	Wi-Fi Hotspot Development Agreement, dated as of February 1, 2004, between Registrant and Structured Concepts, Inc.
#	10.44	Wi-Fi Hotspot Development Agreement, dated as of March 24, 2004, between Registrant and Mobile Reach International, Inc.
@	22.1	Subsidiaries of Registrant.
#	23.1	Consent of Malone & Bailey, PLLC, independent auditors.
#	23.2	Consent of Newlan & Newlan, Attorneys at Law.
#	Filed herewith.
@	Filed previously.
*	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on June 25, 2003.
**	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on September 30, 2003.
***	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on June 27, 2003, and amended on August 15, 2003.
****	Incorporated by reference from Registrant’s Current Report on Form 8-K filed on March 3, 2004.
2. Financial Statement Schedules.
All schedules are omitted since they are furnished elsewhere in the Prospectus.

Item 17. Undertakings.
The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To included any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Act”);
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on March 29, 2004.

AIR-Q WI-FI CORPORATION

By:	/s/ DAVID LOFLIN
David Loflin President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:
Signatures	Title(s)	Date

/s/ DAVID LOFLIN	March 29, 2004
David Loflin	President, Acting Chief Financial Officer (Principal Financial Officer) and Director

/s/ WADDELL D. LOFLIN	March 29, 2004
Waddell D. Loflin	Vice President, Secretary and Director

/s/ GREGORY A. BONNER	March 29, 2004
Gregory A. Bonner	Director

/s/ IRA R. WITKIN	March 29, 2004
Ira R. Witkin	Director